UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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ORION ENGINEERED CARBONS S.A.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Orion Engineered Carbons S.A.

Société anonyme

6, Route de Trèves

L-2633 Senningerberg (Municipality of Niederanven)

Grand Duchy of Luxembourg

NOTICE OF 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Annual General Meeting will be held through private deed and convene on
Tuesday, June 30, 2020, at 2:00 p.m. CET,
at the registered office of the Company at:

6, Route de Trèves

L-2633 Senningerberg (Municipality of Niederanven)

Grand Duchy of Luxembourg

Dear Shareholders of Orion Engineered Carbons S.A. (the “Shareholders”),

The Board of Directors (the “Board of Directors”) of Orion Engineered Carbons S.A., a société anonyme having its registered office at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under registration number B 160558 (the “Company”), convened, in accordance with the provisions of article 10 of the articles of association of the Company, an annual General Meeting of the Shareholders (the “Annual General Meeting”). You are cordially invited to attend our 2020 Annual General Meeting of Shareholders, which will be held at 2:00 p.m. Central European Time (“CET”) on June 30, 2020, at the Company’s headquarters at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg.

A Notice of Internet Availability of Proxy Materials for the 2020 Annual General Meeting of Shareholders is first being mailed to Shareholders on or about April 29, 2020.

The following is the agenda of the Annual General Meeting:

1.	Election of the nine director nominees each for a term ending on the date of the annual general meeting of shareholders of the Company called to approve the annual accounts of the Company for the financial year ending on December 31, 2020.
2.	Approval, on a non-binding advisory basis, of the compensation paid to Company’s named executive officers for 2019 (Say-on-Pay vote) as disclosed in the accompanying proxy statement.
3.	Recommendation, on a non-binding advisory basis, of the frequency of future Say-on-Pay votes.
4.	Approval of the compensation that shall be paid to the Board of Directors of the Company for the period commencing on January 1, 2020 and ending on December 31, 2020.
–	Presentation of the management report by the Board of Directors and the reports of the independent auditor of the Company in relation to the annual accounts and the consolidated financial statements of the Company for the financial year ended on December 31, 2019.
5.	Approval of the annual accounts of the Company for the financial year ended on December 31, 2019.
6.	Approval of the consolidated financial statements of the Company for the financial year ended on December 31, 2019.
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7.	Allocation of results, approval of the payment by the Company of the interim dividends in the amount of $48,034,813.00 during the financial year that ended on December 31, 2019 (the “Interim Dividends”), which include (a) $11,903,699.60 paid on March 29, 2019, (b) $12,042,441.60 paid on June 30, 2019, (c) $12,042,441.60 paid on September 30, 2019, and (d) $12,046,230.20 paid on December 30, 2019.
8.	Discharge of the current members of the Board of Directors of the Company for the performance of their mandates during the financial year that ended on December 31, 2019.
9.	Discharge of the independent auditor of the Company, Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé for the financial year ended on December 31, 2019.
10.	Appointment of Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé, to be the Company’s independent auditor (Réviseur d’Entreprises) for all statutory accounts required by Luxembourg law for the financial year ending on December 31, 2020.
11.	Ratification of the appointment of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft to be the Company’s independent registered public accounting firm for all matters not required by Luxembourg law during the fiscal year ending on December 31, 2020.

Procedures for Voting and Attendance at the Annual General Meeting

The Company urges each Shareholder to cast its vote at the Annual General Meeting by completing, signing, dating and returning the proxy made available by the Company for use at the Annual General Meeting in accordance with the instructions below.

Only holders of record of the Company’s common shares (the “Common Shares”) outstanding on April 23, 2020, at 11:59 P.M. CET (the “Record Date”) are entitled to attend and vote at the Annual General Meeting.

As of the Record Date, the Company had 60,992,259 Common Shares outstanding. Each Shareholder is entitled to one vote for each Common Share held of record by such Shareholder as of the Record Date, on each matter submitted to a vote at the Annual General Meeting, except that voting rights attached to Common Shares repurchased and held by the Company on the Record Date are suspended. The Company has repurchased and, as of the Record Date, held 505,142 of its own Common Shares. All Common Shares represented by proxy for the Annual General Meeting duly executed and received by 11:59 P.M. CET on June 24, 2020 (the “Voter Deadline”) will be voted at the Annual General Meeting in accordance with the terms of the proxy. If any other item is properly added to the agenda for the Annual General Meeting under the Company’s articles of association or Luxembourg law, proxies for such Annual General Meeting will be voted in accordance with the best judgment of the proxyholders. Generally, only the items appearing in this convening notice and agenda for the Annual General Meeting can be voted on at the Annual General Meeting. A Shareholder may revoke a proxy for the Annual General Meeting by (i) submitting a document revoking it prior to the Voter Deadline, or (ii) submitting a duly executed proxy bearing a later date prior to the Voter Deadline or (iii) attending the Annual General Meeting and voting in person.

You may cast your vote at the Annual General Meeting by marking, signing and dating the proxy card for the Annual General Meeting and returning it in the enclosed envelope (postage within the United States paid; or in another envelope, postage to be paid), to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219-9821 U.S.A. Proxy cards that are mailed must be received by American Stock Transfer & Trust Company, LLC at the above address by the Voter Deadline. No postage is required for mailing of the enclosed envelope in the United States. The Company will bear the cost of soliciting proxies with respect to the matters to be voted on at the Annual General Meeting.

You may also cast your vote over the Internet, at www.proxydocs.com/OEC, or by telephone, by following the instructions on your proxy card or the instructions that you received by email. If you plan to vote over the Internet or by telephone, your voting instructions must be received no later than the Voter Deadline in order to allow sufficient time to tabulate the votes prior to the start of the meeting.

Shareholders may also vote in person at the Annual General Meeting. All Shareholders must present valid government-issued photo identification to vote at the meeting. If your shares are held by a bank or broker, you must also obtain and present a "legal proxy" from the holder of record to vote at the meeting. For specific instructions, please refer to the proxy card, Notice or e-mail notification you receive. If any other item is properly added to the agenda for the Annual General Meeting under the Company’s articles of association or Luxembourg law, proxies for such Annual General Meeting will be voted in accordance with the best judgment of the proxyholders. Generally, only the items appearing in this convening notice and agenda for the Annual General Meeting can be voted on at the Annual General Meeting. A Shareholder may revoke a proxy for the Annual General Meeting by (i) submitting a document revoking it prior to the Voter Deadline, (ii) submitting a duly executed proxy bearing a later date prior to the Voter Deadline or (iii) attending the Annual General Meeting and voting in person. Admittance of Shareholders to the Annual General Meeting and acceptance of written voting proxies will be governed by Luxembourg law.

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Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance of the meeting in one of the manners available to you so that your vote will be counted if you later are unable to attend the Annual General Meeting.

If you hold your Common Shares through a bank, brokerage firm or other agent and do not give instructions to your bank, brokerage firm or other agent as to how your Common Shares should be voted at the Annual General Meeting, the Common Shares that you hold through a bank, brokerage firm or other agent will not be voted at the Annual General Meeting on Proposals 1 through 9. The Company therefore urges all Shareholders who hold their Common Shares through a bank, brokerage firm or other agent to promptly provide voting instructions in accordance with the procedures of their bank, brokerage firm or other agent. Your ability to vote over the Internet or by telephone depends on the voting procedures of your bank or broker.

Directors, executive officers and employees of the Company may solicit proxies in person or by mail, telephone, fax or email, but will not receive any additional compensation for these services. The Company may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of Common Shares. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies for the Annual General Meeting.

Each Shareholder of record who holds one or more Common Shares on the Record Date will be admitted to participate and vote in the Annual General Meeting. A holder of Common Shares held through an operator of a securities settlement system or recorded as book-entry interests in the accounts of a professional depositary who wishes to attend the Annual General Meeting should receive from such operator or depositary a certificate certifying (i) the number of Common Shares recorded in the relevant account on the Record Date and (ii) that such Common Shares are blocked until the closing of the Annual General Meeting. The certificate should be submitted to the Company no later than the Voter Deadline. If you plan to attend the Annual General Meeting, you are kindly requested to notify the Company thereof in writing and provide your name, address and telephone number and any other necessary materials before the Voter Deadline by post to the registered office of the Company located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg, or by email to investor-relations@orioncarbons.com.

Right to Add Items to the Agenda of the Annual General Meeting and to Table Draft Resolutions

One or more Shareholders of record holding at least 10% of the outstanding Common Shares (excluding, for the avoidance of doubt, any Common Shares repurchased by the Company) may add items to the agenda of the Annual General Meeting, provided that each such item is accompanied by a justification or a draft resolution to be adopted in the Annual General Meeting. If you plan to add items to the agenda of the Annual General Meeting, you must notify the Company thereof in writing and provide your name, address and telephone number by registered mail to the registered office the Company located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg, or by email to investor-relations@orioncarbons.com. Your request must be received by the Company no later than June 22, 2020.

Quorum/Majority

There is no quorum requirement. The Annual General Meeting will proceed regardless of the number of Common Shares present or represented by proxy.

Resolutions will be adopted by a simple majority of the votes validly cast at the Annual General Meeting, except for the resolution as to the frequency of future Say-on-Pay votes. The proposal of the frequency of future Say-on-Pay votes which collects the most favorable votes validly cast shall be adopted.

Documents

Copies of the full and unabridged text of the documents to be submitted at the Annual General Meeting together with draft resolutions proposed pursuant to the agenda of the Annual General Meeting will be made available on the Company’s website or may be requested in writing by post to Orion Engineered Carbons S.A. 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg, or by email to investor-relations@orioncarbons.com.

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We intend to hold our Annual General Meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our Shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual General Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Please monitor our website at http://investor.orioncarbons.com for updated information. If you are planning to attend our Annual General Meeting, please check the website one week prior to the Annual General Meeting date. As always, we encourage you to vote your Common Shares prior to the Annual General Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Christian Eggert
Secretary of the Company

Senningerberg, April 29, 2020

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and your proxy card. It is important that your Common Shares be represented and voted at the Annual General Meeting. Please submit your proxy by completing the proxy card. You may revoke your proxy at any time prior to its exercise at the Annual General Meeting. Please do not return the proxy card if you are voting through the Internet or by telephone.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be Held on June 30, 2020:

Information and materials concerning the Annual Shareholder Meeting of Orion are available on the Investor Relations section of our website at http://investor.orioncarbons.com and additionally at www.proxyvote.com. The information and materials available online comprise:

•	the Management Report by the Board of Directors to the Shareholders for the fiscal year ended December 31, 2019
•	the Annual Accounts for the fiscal year ended December 31, 2019
•	the Consolidated Financial Statements and Independent Auditor’s Report as of December 31, 2019
•	the 2019 Annual Report to Shareholders
•	the Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
•	the Proxy Card for the Annual Shareholder Meeting
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ORION ENGINEERED CARBONS S.A.

2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Orion Engineered Carbons S.A. (the “Company” or “we”) for use at the Company’s 2020 Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at the Company’s headquarters located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg on June 30, 2020, at 2:00 p.m. (Central European Time), and any adjournment thereof.

On or about April 29, 2020, we will mail to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement (this “Proxy Statement”) and the annual accounts prepared in accordance with Lux GAAP for the year ended December 31, 2019 and our consolidated financial statements prepared in accordance with US GAAP for the year ended December 31, 2019 as well as our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Notice of Internet Availability of Proxy Materials will also contain instructions on how you can receive a paper copy of the proxy materials. Our 2019 stand-alone account, consolidated account and Annual Report on Form 10-K, Notice of Internet Availability of Proxy Materials and the proxy card are first being made available online on or about April 29, 2020.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What proposals are scheduled to be voted on at the Annual General Meeting and what is the recommendation of the Board on each of the proposals scheduled to be voted on at the Annual General Meeting?

Shareholders will be asked to vote on the following proposals:

Proposal 1:

Election of the nine director nominees each for a term ending on the date of the annual general meeting of shareholders of the Company called to approve the annual accounts of the Company for the financial year ending on December 31, 2020.

The Board recommends that you vote “FOR” the election of the nine director nominees.

Proposal 2:

Approval, on a non-binding advisory basis, of the compensation paid to the Company's named executive officers for 2019 (Say-on-Pay vote) as disclosed in the accompanying proxy statement.

The Board recommends that you vote “FOR” the approval of the named executive officers compensation.

Proposal 3:

Recommendation, on a non-binding advisory basis, of the frequency of future Say-on-Pay votes.

The Board recommends that you vote for the option of every ONE YEAR (annual) as the frequency of future Say-on-Pay votes.

Proposal 4:

Approval of the compensation that shall be paid to the Board of Directors of the Company for the period commencing on January 1, 2020 and ending on December 31, 2020.

The Board recommends that you vote “FOR” the approval of the compensation that shall be paid to the Board of Directors of the Company for the period commencing on January 1, 2020 and ending on December 31, 2020.

Proposal 5:

Approval of the annual accounts of the Company for the financial year ended on December 31, 2019.

The Board recommends that you vote “FOR” the approval of the annual accounts of the Company for the financial year ended on December 31, 2019.

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Proposal 6:

Approval of the consolidated financial statements of the Company for the financial year ended on December 31, 2019.

The Board recommends that you vote “FOR” the approval of the consolidated financial statements of the Company for the financial year ended on December 31, 2019.

Proposal 7:

Allocation of results, approval of the payment by the Company of the interim dividend in the amount of $48,034,813.00 during the financial year that ended on December 31, 2019 (the “Interim Dividends”), which include (a) $11,903,699.60 paid on March 29, 2019, (b) $12,042,441.60 paid on June 30, 2019, (c) $12,042,441.60 paid on September 30, 2019, and (d) $12,046,230.20 paid on December 30, 2019.

The Board recommends that you vote “FOR” the foregoing allocation of results of the financial year ended December 31, 2019.

Proposal 8:

Discharge of the current members of the Board of Directors of the Company for the performance of their mandates during the financial year that ended on December 31, 2019.

The Board recommends that you vote “FOR” the discharge of the current members of the Board of Directors of the Company for the performance of their mandates during the financial year that ended on December 31, 2019.

Proposal 9:

Discharge of the independent auditor of the Company, Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé for the financial year ended on December 31, 2019.

The Board recommends that you vote “FOR” the discharge of the independent auditor of the Company, Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé during the financial year that ended on December 31, 2019.

Proposal 10:

Appointment of Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé to be the Company’s independent auditor (Réviseur d’Entreprises) for all statutory accounts required by Luxembourg law for the financial year ending on December 31, 2020.

The Board recommends that you vote “FOR” the appointment of Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé to be the Company’s independent auditor (Réviseur d’Entreprises) for all statutory accounts required by Luxembourg law for the financial year ending on December 31, 2020.

Proposal 11:

Ratification of the appointment of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft to be the Company’s independent registered public accounting firm for all matters not required by Luxembourg law during the fiscal year ending on December 31, 2020.

The Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft to be the Company’s independent registered public accounting firm for all matters not required by Luxembourg law during the fiscal year ending on December 31, 2020.

We are not aware of any other business to be brought before the Annual General Meeting. If any additional business is properly brought before the Annual General Meeting, proxies will be voted on those matters in accordance with the judgment of the person or persons acting under the proxies.

How many votes are needed to approve the proposals and what is the effect of broker non-votes, abstentions or withheld votes?

As of the Record Date, the Company had 60,992,259 Common Shares outstanding and 60,487,117 Common Shares entitled to vote. Each Common Share is entitled to one vote on each matter brought before the Annual General Meeting.

Unless otherwise required by applicable law or by the articles of association of the Company, resolutions at the Annual General Meeting are adopted by a simple majority of the votes validly cast, except for the resolution as to the frequency of future Say-on-Pay votes. The proposal of the frequency of future Say-on-Pay votes which collects the most favorable votes validly cast shall be adopted. Therefore each proposal, except for the resolution as to the frequency of future Say-on-Pay votes, can be approved by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting.

Abstentions, broker non-votes and nil votes will not be taken into account. A nil vote under Luxembourg law means a vote that does not show clearly the intention of the shareholder to cast a vote for, against or to abstain with regard to a specific resolution.

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Who can vote at the Annual General Meeting?

Shareholders as of the Record Date for the Annual General Meeting are entitled to vote at the Annual General Meeting. As of the Record Date, the Company had 60,992,259 Common Shares outstanding and 60,487,117 Common Shares entitled to vote.

Shareholder of Record: Common Shares Registered in Your Name

If on the Record Date your Common Shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are considered the shareholder of record with respect to those Common Shares.

As a shareholder of record, you may vote at the Annual General Meeting or vote by proxy. Whether or not you plan to attend the Annual General Meeting, we urge you to vote over the Internet, by telephone or by filling out and returning the proxy card.

Beneficial Owner: Common Shares Registered in the Name of a Broker or Nominee

If on the Record Date, you hold your Common Shares through a bank, brokerage firm or other agent and do not give instructions to your bank, brokerage firm or other agent as to how your Common Shares should be voted at the Annual General Meetings, the Common Shares that you hold through a bank, brokerage firm or other agent will not be voted on Proposals 1 through 9. The Company therefore urges all Shareholders who hold their Common Shares through a bank, brokerage firm or other agent to promptly provide voting instructions in accordance with the procedures of their bank, brokerage firm or other agent.

How do I vote?

If you are a shareholder of record, you may:

•	vote in person—we will provide a ballot to shareholders who attend the Annual General Meeting and wish to vote in person;
•	vote by telephone;
•	vote by mail—if you request a paper proxy card, simply complete, sign and date the proxy card, then follow the instructions on the proxy card; or
•	vote via the Internet—follow the instructions on the Notice of Internet Availability or proxy card and have the Notice of Internet Availability or proxy card available when you access the internet website.

All Common Shares represented by proxy for a General Meeting duly executed and received by the Voter Deadline will be voted at the Annual General Meeting in accordance with the terms of the proxy. This includes votes submitted via the Internet or by telephone. Submitting your proxy, whether via the Internet, telephone or by mail if you requested a paper proxy card, will not affect your right to vote at the Annual General Meeting if you were a shareholder of record as of the close of business on April 23, 2020, and should you decide to attend the Annual General Meeting and vote your shares at the Annual General Meeting.

If you are not a shareholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your Common Shares.

Your vote is important. Whether or not you plan to attend the Annual General Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the Annual General Meeting if you have already voted by proxy.

How do I revoke my proxy?

A Shareholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company or by delivering a later-dated proxy.

What is the quorum requirement for the Annual General Meeting?

There is no quorum requirement. The Annual General Meeting will proceed regardless of the number of Common Shares present or represented by proxy.

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What are broker non-votes?

Broker non-votes occur when Common Shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the Common Shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your Common Shares will not be authorized to vote on Proposals 1 through 9. Appointment of the independent auditor (Proposal 10) and ratification of the appointment of the independent registered public accounting firm (Proposal 11) are considered to be routine matters and, accordingly, if you do not instruct your broker, bank or other nominee on how to vote the Common Shares in your account for Proposal 10 or Proposal 11, brokers will be permitted to exercise their discretionary authority to vote for the appointment of the independent auditor and the ratification of the appointment of the independent registered public accounting firm. We encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual General Meeting.

What if I return a proxy card but do not make specific choices?

All proxies will be voted in accordance with the instructions specified on the proxy card.

If you do not vote and you hold your Common Shares in street name, and your broker does not have discretionary power to vote your shares, your Common Shares may constitute “broker non-votes” (as described above). Voting results will be tabulated and certified by the inspector of elections appointed for the Annual General Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, on or about April 29, 2020, the Company will mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability and at https://www.proxydocs.com/OEC. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce costs to the Company associated with the physical printing and mailing of proxy materials.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability will provide you with instructions regarding how to use the Internet to:

•	View the Company’s proxy materials for the Annual General Meeting; and

•	Instruct the Company to send future proxy materials to you by e-mail.

The Company’s proxy materials are also available at https://investor.orioncarbons.com. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this proxy statement.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who is paying for this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. Proxies may be solicited on behalf of the Company by our directors, officers, employees or agents in person or by telephone, facsimile or other electronic means. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Shares. We have not retained an outside proxy solicitation firm to assist us with the solicitation of proxies.

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PROPOSAL 1—ELECTION OF DIRECTORS

Our current Board consists of eight directors. There are nine director nominees. Each director nominee presented below, if elected, will serve as a director until the next annual general meeting of shareholders and until such director’s successor is duly elected and qualified or, if earlier, such director’s death, resignation or removal. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. All but three of the nominees currently serve on the Board. Messrs. Clem and Faber will not stand for reelection. Following the 2020 Annual General Meeting, the Board will be fully independent except for our CEO, Mr. Painter. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that any nominee is unable to serve as a director or should otherwise become unavailable, the Board may either propose an alternate nominee, in which case the proxies will be voted for the alternative nominee unless directed to withhold from voting, or the Board may elect to reduce the size of the Board.

Director Nominees

Our Board believes that it is necessary for each of our directors to possess qualities, attributes and skills that contribute to a diversity of views and perspectives among the directors and enhance the overall effectiveness of the Board. As described under “Corporate Governance Guidelines - Selection and Evaluation of Director Candidates,” our Nominating, Sustainability and Governance Committee considers all factors it deems relevant when evaluating prospective candidates or current board members for nomination to our Board, as prescribed in the committee’s charter. All of our directors bring to the Board leadership experience derived from past service. They also all bring a diversity of views and perspectives derived from their individual experiences working in a range of industries and occupations, which provide our Board, as a whole, with the skills and expertise that reflect the needs of the Company.

Certain individual experiences, qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the table and biographies set forth below.

Director’s Experience and Skills

The experience and skills of our nominated directors is summarized below:

Kerry A. Galvin	59	•		•		•	•		•	•			•
Paul Huck	70	•	•	•		•	•	•	•		•		•
Mary Lindsey	64	•	•	•	•	•	•			•	•
Didier Miraton	61	•			•		•	•				•	•
Yi Hyon Paik	64	•		•	•	•	•				•		•
Corning F. Painter	57	•	•		•	•	•	•		•			•
Dan F. Smith	74	•	•	•			•	•	•		•		•
Hans-Dietrich Winkhaus	82	•	•			•	•				•		•
Michel Wurth	66	•	•	•		•	•		•	•	•		•

Biographies of Director Nominees

Kerry Galvin	Current Director (since August 2018)

Ms. Galvin, age 59, has been practicing law for 35 years, including 26 years as in-house counsel. She spent 18 years (1990 - 2008) at Lyondell Chemical Co., a publicly traded chemical company in the Fortune 200, including the last eight years as General Counsel. Later she became General Counsel at Axip Energy Services LP, a privately held oil field services company, from May 2010 to August 2015. She then served as a consultant to Axip from August 2015 through March 2016. She has been a board member of the American Corporate Counsel Association, the Alumni Association of The University of Michigan and The Georgetown University Board of Regents. Ms. Galvin earned a B.S. in foreign service from Georgetown University and a J.D. from the University of Michigan.

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Ms. Galvin brings to the Board over 35 years in managing legal and compliance matters and working extensively in corporate finance, securities law and corporate governance, including advising boards of directors. She has also managed human resources, compliance, HSE, risk management, public relations and government affairs functions.

Paul Huck	Current Director (since July 2014)

Mr. Huck, age 70, was the Chief Financial Officer of Air Products and Chemicals, a global industrial gas and chemicals company, from 2004 until his retirement in 2013. Prior to that, he served as Air Products and Chemicals Corporate Controller from 1994 until 2004. Mr. Huck joined Air Products and Chemicals in 1979 as a Financial Analyst and held various positions, including Manager of Project Control, Controller of the equipment division, Controller of the chemicals group, and Controller of the environmental and energy systems group. Before joining Air Products and Chemicals, Mr. Huck served as an officer in the U.S. Navy.

Mr. Huck has served on the Board of AdvanSix, Inc. since 2016. He also serves on various non-profit boards. Mr. Huck formerly served as a director of the NewPage Corporation. Mr. Huck brings to the Board over 30 years of leadership, financial and accounting experience in the chemicals industry, as well as extensive experience with regulated industries, operations/HSE and sustainability, and serving as an executive officer at a public company. Mr. Huck holds a B.S. in mathematics from the United States Naval Academy and an MBA from the Johnson Graduate School of Management at Cornell University.

Mr. Huck has served as a director of Orion since its initial public offering in 2014.

Mary Lindsey	Proposed New Director

Ms. Lindsey, age 64, served as Chief Financial Officer of Commercial Metals Company, a global manufacturer and recycler of steel and other metals, from January 2016 until her retirement in August 2019. In addition, Ms. Lindsey served as Senior Vice President since 2017 and Vice President-Tax from 2009 to 2016. Also, Ms. Lindsey spent twenty years at The Timken Company starting as a Corporate Attorney and then moving into various roles, including business strategy, until her promotion to Vice President, Tax and Tax Counsel before departing in 2005.

Ms. Lindsey currently serves as a Director and chair of the Audit Committee of Lindsay Corporation, and as a Director of Methode Electronics, Inc. Ms. Lindsey brings to the Board over 30 years of experience in corporate leadership in tax, legal and finance, and has served as an executive officer of a public company. Ms. Lindsey has a B.A. in Russian and Political Science from the State University of New York, a J.D. from the State University of New York at Buffalo, and an L.L.M. in Taxation from Case Western University.

Didier Miraton	Current Director (since July 2014)

Mr. Miraton, age 61, is currently an adviser to several senior executives and a professor in the MBA program at the Collège des Ingénieurs (CDI) in Paris. He is the president of his own consulting firm, La Combe SAS. Prior to this period, he was the chief executive officer of Almérys SAS, a French information technology company operating in the health insurance data sphere, from 2013 until 2015. He is the former chief executive officer of the Laboratoires Pierre Fabre, a leading French pharmaceutical company. He also served as a managing partner of the Compagnie Generale des Etablissements Michelin SCA from May 11, 2007 to June 30, 2011. During his time at Michelin, Mr. Miraton also acted as president of Michelin’s worldwide Research & Technology group as a supervisor of the Group industrial policy, and was a member of the Michelin Group Executive Council. Mr. Miraton has been an independent director of Vilmorin Clause & Cie SA from November 2007 until mid-2014. He holds a civil engineering degree from the École Nationale des Ponts-et-Chaussées.

Mr. Miraton brings to the Board a strong experience in the field of Industry, Lean Manufacturing, R&D and Innovation, as well as in the global management of industrial companies.

Yi Hyon Paik	Proposed New Director

Dr. Yi Hyon Paik, age 64, was the President and Chief Strategy Officer of Samsung SDI Company from March 2014 to April 2016. Prior to Samsung SDI Company, he was the Executive Vice President and Head of Electronic Materials Business at Samsung Cheil Industries from 2010 to 2013. From 2009 to 2010, Dr. Paik worked at the Dow Chemical Company as its Business Group Vice President and Head of Electronic Materials Business. Before the Dow Chemical Company, he served at the Rohm and Haas Company as Business Group Vice President and President of Electronic Materials Business.

He served on the Board of Versum Materials, Inc. from 2016 until the company was acquired by Merck KGaA in October 2019.

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Dr. Paik brings to the Board extensive leadership experience in multi-national companies, the electronic materials industry, and the energy storage industry. He also provides experience in strategic planning and global business expertise with a deep technical understanding. Dr. Paik earned a Bachelor of Arts and a Master in Chemistry from Seoul National University, a Ph.D. in Chemistry at the University of Pittsburgh and a Postdoctoral Fellow at Columbia University.

Corning F. Painter	Chief Executive Officer, Current Director (since September 2018)

Mr. Painter, age 57, became the CEO of Orion Engineered Carbons in September 2018. He is responsible for setting strategy and policy, developing leadership talent, meeting customer and shareholder commitments, and setting company culture.

Prior to joining Orion, he was the Executive Vice President for Industrial Gases at Air Products and Chemicals, a global industrial gas company from 2014 until he left the company in 2018. Prior to that he was Senior Vice Present of Merchant Gases from 2013 to 2014. Mr. Painter joined Air Products in 1984 as a participant in a career development program and held various positions including Vice President, Global Electronics, Senior Vice President, Corporate Strategy and Technology, and Senior Vice President Supply Chain (operations, engineering, procurement, safety). He was based overseas in Asia and Europe for ten years.

Mr. Painter has served on numerous non-profit boards. He is a Certified Professional Engineer and holds a B.S. in chemical engineering degree from Carnegie Mellon University.

Mr. Painter brings to the board in depth knowledge of the company, and the global chemicals business.

Dan F. Smith	Current Director, Chairman (since July 2014)

Mr. Smith, age 74, serves as chairman of the boards of Kraton Performance Polymers, Inc. and Axip Energy Services LP. He is also a director of Magnolia Oil & Gas Corporation. During the past five years, Mr. Smith served on the board of directors of Northern Tier Energy LLC and Nexeo Solutions, Inc. He began his career with ARCO (Atlantic Richfield Company) in 1968 as an engineer. He was elected president of Lyondell Chemical Company in August 1994, chief executive officer in December 1996 and chairman of the board of directors in May 2007. Mr. Smith retired in December 2007 as chairman, president and chief executive officer of Lyondell Chemical Company following the acquisition of Lyondell by Basell. Mr. Smith also serves as a member of the College of Engineering Advisory Council at Lamar University.

Mr. Smith brings to the Board more than 40 years of executive leadership, including operations and finance, in the chemical and energy industries, as well as serving as the Chief Executive Officer of a public company and extensive board experience, including that of Chairman, on both public and private boards. Mr. Smith is a graduate of Lamar University with a B.S. degree in chemical engineering.

Mr. Smith has served as Chairman of Orion since its initial public offering in 2014.

Hans-Dietrich Winkhaus	Current Director (since July 2014)

Mr. Winkhaus, age 82, previously served as chief executive officer of Henkel KGaA, a global consumer goods and adhesives company. He passed his professional life at Henkel in different finance, marketing and sales functions - nationally and internationally. Before joining Henkel Mr. Winkhaus was an assistant at the Banking Institute of the Ludwig-Maximilians-University in Munich.

After his retirement from Henkel Mr. Winkhaus served as Chairman of Deutsche Telekom AG and Schwarz Pharma AG. He was a board member at BMW AG, Lufthansa AG, ERGO AG, Degussa AG and up to September 2019 of Galeria Kaufhof AG. Mr. Winkhaus is engaged in the CARE organization in Germany. He studied Business Administration at and received a Ph. D from Ludwig-Maximilians-University, Munich.

He brings to the Board many years of leadership, financial, marketing, HR and organizational experience. He also has broad experience in regulatory and sustainability matters.

Michel Wurth	Proposed New Director

Michel Wurth, age 66, is chairman of ArcelorMittal Luxembourg and non-independent board member of ArcelorMittal S.A., the largest and most global steel and mining company. He has served most of his professional career within ArcelorMittal and its predecessor companies, Arcelor and ARBED. Between 2006 and 2014, he was Senior Executive Vice President and member of the Group Management Board of ArcelorMittal, successively in charge of Flat Carbon Steel Europe, Global Automotive, R&D and Long Carbon steel worldwide. He was CFO of Arcelor starting from 2002 to 2006 and occupied different functions at ARBED prior to 2002, in particular CFO and Corporate Secretary.

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Michel Wurth serves several private companies as a non-executive board member. He is member of the Council of the Luxembourg Central Bank. He also is vice-chairman of the Luxembourg Red Cross and of Foundation des Hôpitaux Robert Schuman. He was Chairman of the Luxembourg Chamber of Commerce and of Union des Entreprises Luxembourgeoises between 2004 and 2019. He brings to the Board many years of experience in senior leadership of a public industrial company. He also provides experience in finance, global business management, sustainability, and strategic planning. Michel Wurth holds an MSc degree in Economics from the London School of Economics, a Master degree in Law from the University of Grenoble (France) and a degree in Political Science from the Institut d’Etudes politiques de Grenoble. He is a Dr. of Laws, Honoris Causa, from Sacred Heart University.

We are asking our shareholders to approve the following resolution regarding appointment of each director nominee:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby resolve that each director nominee is appointed by the Annual General Meeting as Director of the Company for a term ending on the date of the annual general meeting of shareholders of the Company called to approve the Company's annual accounts and consolidated financial statements for the financial year ending December 31, 2020.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE

FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Corporate Governance Guidelines

The Board has adopted the Company’s Corporate Governance Guidelines which describe the Board’s view on a number of governance topics. The Corporate Governance Guidelines along with the charters of the Board Committees and the Company’s Code of Conduct and Ethics, provide the framework for the corporate governance of the Company. The significant corporate governance initiatives adopted by the Board are discussed below. Our Corporate Governance Guidelines can be found under “Investors” and “Corporate Governance” on our website at https://investor.orioncarbons.com/corporate-governance.

The following table summarizes our corporate governance practices and certain best practices features of our Board:

Governance Practices
Annual Election of all Directors	Commitment to Sustainability and Corporate Responsibility	Policies Prohibiting Hedging, Short Sale and Pledging Company Stock by Directors and Employees
Compensation Recovery Policy (Clawback Policy) for Long-Term Executive Compensation	Board and Committee Authority to Retain Independent Advisors	No Shareholder Rights Plan (Poison Pill)
Risk Oversight by Full Board and Committees	Regular Executive Sessions of Independent Directors	Robust Stock Ownership Guidelines (5X Salary for CEO)
Annual Board and Committee Evaluation Process led by General Counsel	Regular Executive Sessions with Internal Audit, Safety and Operations

Director Nominees: Key Facts
Less than 5 years average tenure	8 of 9 are independent	44.4% cultural diversity (based on nation of origin)	22.2% gender diversity	44.4% have CEO or COO experience

Diversity

Our nominated directors will bring a diverse set of perspectives to our Board. With the addition of our newly nominated directors our Board will have directors with cultural backgrounds from, and hold citizenship in five different countries. Four directors (44%) hold citizenship in a European or Asian country and two directors (22%) are female (one of which is a committee chair).

Independence

Going forward, eight directors (89%) are independent with Mr. Painter, CEO, being the one insider.

Composition of the Board

Our current Board consists of eight members. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal. Interim vacancies on the Board are filled solely by the affirmative vote of a majority of the remaining directors then in office, until a regular shareholder meeting appoints a new director. The Board has established that moving forward, each of our directors will be elected by shareholder vote annually.

Our Nominating, Sustainability and Governance Committee oversees the annual assessment of the composition of our Board, including a review of the size of the Board, the skills and qualifications represented on the Board, and a self-assessment of the effectiveness of our Board and its committees and identification of any opportunities for improvement. The findings of the annual review of the Board and its committees are reported to and discussed with the full Board.

We believe that appropriate director qualifications and characteristics include having directors with diverse backgrounds, education, experiences, expertise and perspectives. These qualifications and characteristics are discussed below.

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•	Personal qualities and characteristics, accomplishments and reputation in the business community;
•	Current knowledge and experience in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;
•	Ability and willingness to commit adequate time to Board and committee matters;
•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company;
•	Diversity of viewpoints, background, experience and other demographics. A majority of the Board shall consist of directors who the Board has determined have no material relationship with the Company and who are otherwise “independent” under the NYSE Rules;
•	High personal and professional ethical standards, integrity and values;
•	Strong leadership skills and solid business judgment; and
•	Commitment to representing the long-term interests of our shareholders.

Selection and Evaluation of Director Candidates

The Board is free to select its Chairman and the Company’s CEO in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals.

At any time when the positions of Chairman and CEO are filled by one individual, the independent directors shall designate from among themselves a Lead Director, who shall have the following powers and duties:

•	Presiding at all meetings of the Board at which the Chairman and CEO is not present;
•	Presiding at executive sessions of the independent directors;
•	Reviewing and approving meeting agendas, meeting schedules and information sent to the Board;
•	Serving as a liaison between the Chairman and CEO and the independent directors;
•	Having the authority to call meetings of the independent directors; and
•	Being available for consultation and direct communication with shareholders, as appropriate.

The Nominating, Sustainability and Governance Committee is responsible for searching, selecting or recommending for the Board’s selection, the slate of qualified director nominees for election to the Company’s Board and for filling vacancies occurring between annual general meetings of shareholders. The Nominating, Sustainability and Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. The Nominating, Sustainability and Governance Committee endeavors to identify a diverse slate of potential candidates, including diversity in skills and gender, among other factors. Once potential candidates are identified, the Nominating, Sustainability and Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the NYSE Rules and meet the qualifications desired by the Nominating, Sustainability and Governance Committee of candidates for election as director as well as future committee member, as applicable.

The Nominating, Sustainability and Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members) and in recommending candidates for election, the Nominating, Sustainability and Governance Committee will consider the individual’s experience and characteristics. In addition, the Nominating, Sustainability and Governance Committee will review the overall composition of the Board to ensure there is an appropriate mix of specific experience, qualifications and skills to promote a diversity of points of view for the effective performance of the Board’s oversight function and representation of shareholders’ interests.

One or more Shareholders of record holding at least 10% of the outstanding Common Shares (excluding, for the avoidance of doubt, any Common Shares repurchased by the Company) may add items to the agenda of the Annual General Meeting, including a resolution to appoint a director of the Company, provided that each such item is accompanied by a justification or a draft resolution to be adopted in the Annual General Meeting.

Director Tenure and Retirement Policy

Because of the value the Board places on having directors who are knowledgeable about the Company and its operations, under Luxembourg law, a given director can be appointed an unlimited number of times for a maximum period of six years each, however, the Company follows the policy to appoint each director for a one year period at a time. In connection with each director nomination recommendation, the Nominating, Sustainability and Governance Committee shall consider the issue of continuing director tenure.

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To ensure that directors may appropriately discharge their responsibilities, the Board has adopted the policy that any director (including a management director) who has a significant change in business affiliation or position of principal employment which the Board may deem to be counter to the best interests of the Company or adversely affecting his or her ability to perform the essential functions and responsibilities of a director, will be expected to tender his or her proposed resignation from the Board to the Nominating, Sustainability and Governance Committee (or, in the case of the chair of the Nominating, Sustainability and Governance Committee’s occupation or association changing, to the Chairman of the Board). The Nominating, Sustainability and Governance Committee shall review the director’s continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve as one of the Company’s directors.

Election of Directors

In accordance with our Articles of Association, the election of directors requires the approval of a majority of the votes validly cast at the shareholders meeting.

Director Independence

Our nominated Board is composed of a majority of independent directors in accordance with the NYSE listing requirements. In making a respective determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth by the NYSE listing requirements. The independent directors are Dan F. Smith, Paul Huck, Kerry A. Galvin, Didier Miraton, Hans-Dietrich Winkhaus, Mary Lindsey, Yi Hyon Paik and Michel Wurth. Mr. Painter is not independent because he is our CEO.

The independence standards included in the NYSE listing requirements specify the criteria by which the independence of our directors is determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company, its management or its independent registered public accounting firm.

Code of Conduct, Governance Guidelines and Code of Ethics for Senior Financial Officers

We operate under a written Code of Conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Upon employment with us, all employees are required to affirm in writing their receipt and review of the Code and their compliance with its provisions. In addition, we maintain policies that prohibit employee and director hedging of Company securities, including our Common Shares.

Also, as previously mentioned, the Board has upon the recommendation of the Nominating, Sustainability and Governance Committee adopted a set of Corporate Governance Guidelines to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. Such guidelines address, in particular ideal Board composition, Board leadership, the Selection of Directors, the organization of Board meetings, executive Board sessions, Board committee work, management succession, Board compensation, expectations on Directors, Board evaluation processes and the reliance on Management and outside advice.

Additionally, the Board has adopted a Code of Ethics for Senior Financial Officers, applicable to the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, in order to:

•	Promote honest and ethical conduct including the ethical handling of conflicts of interest;
•	Promote full, fair, accurate, timely and understandable disclosure;
•	Promote compliance with applicable laws and governmental rules and regulations, NYSE Rules, accounting standards and Company policies; and
•	Deter wrongdoing.

Our Code of Conduct, Corporate Governance Guidelines and Code of Ethics for Senior Financial Officers can be accessed under the Investors and Corporate Governance links on our website at https://investor.orioncarbons.com/corporate-governance. We intend to satisfy any disclosure requirements pursuant to Item 5.05 of Form 8-K and NYSE rules regarding any amendment to, or waiver from, certain provisions of our Code of Conduct by posting such information on our website.

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Shareholder Engagement

Our executive management team actively engages in communications throughout the year with shareholders of all ownership levels. Generally, these communications involve participating in investor presentations and question and answer sessions, meeting with investors and shareholders one-on-one and in small groups, and responding to investor and shareholder e-mails and telephone calls. Management’s discussions with shareholders and the investment community address numerous aspects of our business and matters of importance or concern to our shareholders. Observations, questions or comments from our shareholders are routinely shared with the Board and its committees, so that the Board can then consider these matters as part of its oversight responsibilities. On occasion, an independent board member may participate in these discussions.

Complaint Procedures for Accounting, Internal Control, Auditing and Financial Matters

In accordance with SEC Rules, the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal control, auditing or financial matters (collectively, “Accounting Matters”) and (ii) the confidential, anonymous submission by employees of concerns regarding questionable Accounting Matters. The Audit Committee oversees treatment of complaints and concerns in this area. Additional information regarding our procedures for anonymous reporting can be found under the Legal link on our website at https://www.orioncarbons.com/reporting_violations#.

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BOARD LEADERSHIP STRUCTURE, BOARD’S ROLE IN RISK OVERSIGHT, AND BOARD AND COMMITTEE MEETINGS

Board Leadership Structure

With respect to the roles of the Chairman of our Board and CEO, our Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. The Board believes that the combination or separation of these positions should continue to be considered as part of our succession planning process. Currently the roles are not combined, with Mr. Painter serving as our CEO and Mr. Smith serving as the non-executive Chairman of the Board. Mr. Painter and Mr. Smith’s extensive business knowledge, along with their demonstrated leadership capability, makes them highly qualified to continue to serve as our CEO and Chairman of the Board, respectively.

Role in Risk Oversight

The Board is responsible for overseeing our risk management process, but does not provide day-to-day risk management of the Company, which is the responsibility of our executive management team. The Board oversees the implementation of risk mitigation (including cybersecurity risk) strategies by management to ensure such strategies focus on both general risk management and management of the Company’s most significant risks. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. In addition, each of the Board committees is responsible for risk management concerning its area of responsibility, consistent with its charter, and such other responsibilities as may be delegated to it by the Board from time to time.

The risk management process established and overseen by the Company’s executive management team includes centralized corporate review of the market, financial, regulatory and other risks associated with transactions and approval of funds disbursed.

Financing and Liquidity

Our financing and liquidity positions may fluctuate due to changes in the carbon black industry, our results of operations and product demand. The Board oversees financing and liquidity risk by regularly monitoring our financial and liquidity position to ensure we maintain the financial resources needed to fund our operations, projected growth, and other financing and operating expenses. At a minimum, at each quarterly Board meeting, management reviews information related to the Company’s financial and liquidity position with the Board, which includes projected short- and long-term liquidity needs, availability under our revolving credit facility and other capital sources. We believe these procedures provide adequate risk oversight of financing and liquidity matters affecting the Company.

Financial Reporting, Internal Control and Regulatory Compliance

The Audit Committee of the Board provides risk oversight with respect to financial reporting, internal control over financial reporting, general risk management, cybersecurity and related regulatory as well as general compliance matters. Each quarter, our Audit Committee discusses with our independent registered public accounting firm its review of the current interim financial information and, after our fiscal year-end, discusses its audit of our annual consolidated financial statements, including our procedures on internal control over financial reporting. Also, during the fiscal year, our Audit Committee meets in private sessions (without the presence of management) with our independent registered public accounting firm to discuss any matters related to the audit of our annual consolidated financial statements and our internal control over financial reporting.

Compensation Risk Oversight. The Compensation Committee of the Board provides risk oversight with respect to compensation of the Company’s employees, including the NEOs and other key officers. We believe we have established a short- and long-term compensation program that properly incentivizes desired performance and mitigates inappropriate risk-taking.

Succession Planning

The Board is responsible for determining a succession plan for the CEO in the event of an emergency or otherwise. At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

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Board Meetings

The Board currently plans at least four meetings a year, with further meetings (which may be by phone) or working sessions to occur (or action to be taken by unanimous consent) at the discretion of the Board. The meetings usually consist of committee meetings and the Board meeting.

The agenda for each Board meeting is prepared by the Chairman (or a designee of the Chairman). Management provides to all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible. Agendas and topics for Board and committee meetings are developed through discussions among management and members of the Board and its committees.

During 2019, our Board met seven times, including telephonic meetings, and acted one time by unanimous written consent. In 2019, all directors attended 100% of the meetings of the Board and the committees on which they served.

Executive Sessions

To ensure free and open discussion and communication among the independent directors of the Board, the independent directors meet in executive sessions periodically with no members of management present. Executive sessions also take place with Internal Audit, Operations and Safety. The Chairman of the Board presides at the executive sessions. If the Chairman of the Board is not present, the independent directors designate the director who will preside at the executive sessions.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating, Sustainability and Governance Committee. Each of these committees reports to the Board as it deems appropriate and as the Board may request. The Board has adopted written charters for each of the committees. From time to time, special committees may be established under the direction of our Board when necessary to address specific issues. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this Proxy Statement.

Beginning in 2019, the Board created a special committee of the Board, known as the Executive Committee. The Committee currently consists of the Chairman of the Board, Mr. Smith, the Chairman of the Audit Committee, Mr. Huck, the incoming Chairman of the Nominating, Sustainability and Governance Committee, Ms. Galvin and the Chief Executive Officer, Mr. Painter. This Committee does not meet on a regular basis, but will meet from time to time to deal with urgent or quickly moving matters, when it is not feasible to get the entire Board together. It could also be used to conduct investigations or examine potential conflicts of interest, although it has not had to do so to date. Deliberations or actions by this Committee are communicated to the full Board as soon as practicable and the Committee is not intended to be a substitute for the Board.

The table below sets forth the fiscal year 2019 membership of the Board and its standing committees and the number of meetings held during 2019.

Director Name:	Board of Directors	Audit Committee	Compensation Committee	Nominating, Sustainability and Governance Committee	Executive Committee
Jack L. Clem*,**, †	X
Marc Jean Pierre Faber**,†	X
Kerry A. Galvin	X	X		X	X
Paul Huck*	X	Chair	X	Chair	X
Didier Miraton	X		X
Corning F. Painter*, **	X				X
Dan F. Smith*	Chair		Chair		X
Hans-Dietrich Winkhaus*	X	X
Number of 2019 meetings	7	4	2	2	6

* Financial Expert        ** Non-independent Director             † Leaving the Board effective June 30, 2020.

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The following table shows the fiscal year 2020 anticipated membership of the Board and its standing committees:

Director Name:	Board of Directors	Audit Committee	Compensation Committee	Nominating, Sustainability and Governance Committee	Executive Committee
Kerry A. Galvin	X	X		Chair	X
Paul Huck*	X	Chair	X		X
Mary Lindsey*	X	X
Didier Miraton	X		X
Yi Hyon Paik	X			X
Corning F. Painter*, **	X				X
Dan F. Smith*	Chair		Chair		Chair
Hans-Dietrich Winkhaus*	X	X
Michel Wurth*	X			X

* Financial Expert        ** Non-independent Director

Audit Committee

Our Audit Committee consists of Ms. Galvin, Mr. Huck (currently serving as chair of the committee) and Mr. Winkhaus. The Board has determined that the members of the Audit Committee are independent for purposes of serving on such committee under the NYSE listing standards and applicable federal law, including Rule 10A-3 promulgated under the Exchange Act. In addition, the Board has determined that each current member of the Audit Committee is financially literate under the NYSE listing standards and that Messrs. Huck and Winkhaus qualify as “audit committee financial experts,” as such term is defined in Item 407(d) of Regulation S-K.

The Audit Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the Board and is posted on the Company’s website under the Investors and Corporate Governance links at https://investor.orioncarbons.com/corporate-governance. The duties and responsibilities of the Audit Committee are set forth in its Charter. The Audit Committee’s primary purposes and responsibilities are to assist Board oversight of:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the Company’s control environment to address and mitigate information technology and related cybersecurity risks;
•	risk management;
•	the independent auditors’ qualifications and independence, and
•	the performance of the independent auditors and the Company’s internal audit function, and provide to the Company a report in conformity with Item 407(d)(3)(i) of Regulation S-K.

Further discussion regarding the Audit Committee’s processes and procedures regarding the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2019 and other matters are discussed in the Audit Committee Report included in this Proxy Statement. During 2019, all of the Audit Committee’s meetings were attended by representatives of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, our independent registered public accounting firm.

Compensation Committee

Our Compensation Committee consists of Mr. Huck, Mr. Miraton and Mr. Smith (currently serving as chair of the committee). Each of the members of our Compensation Committee meets the independence requirements under the NYSE listing standards, qualifying as an “outside director” in accordance with Section 162(m) of the Internal Revenue Code and as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

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The Compensation Committee Charter has been posted on the Company’s website under the Investors and Corporate Governance links at https://investor.orioncarbons.com/corporate-governance. The Charter provides that the Compensation Committee shall assist the Board in discharging its responsibility to our shareholders with respect to the following:

The Committee shall have the purpose and direct responsibility to:

•	Review and approve corporate goals and objectives relevant to the compensation of the Company’s CEO, evaluate the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation.
•	Review the performance of, and approve as a committee the compensation of the other executive officers of the Company;
•	Make recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to board approval, oversee the activities of the individuals and committees responsible for administering these plans, and discharge any responsibilities imposed on the Committee by any of these plans.
•	Review and approve any new equity compensation plan or any material change to an existing plan where shareholder approval has not been obtained.
•	In consultation with management, oversee regulatory compliance with respect to compensation matters.
•	Prepare and disseminate to the Company an annual written Compensation Committee Report in conformity with Item 407(e)(5) of Regulation S-K.
•	Prepare and issue the evaluation required under “Performance Evaluation” below.
•	Report to the Board on a regular basis, and not less than once per year.
•	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s compensation programs.

Nominating, Sustainability and Governance Committee

Our Nominating, Sustainability and Governance Committee consists of Mr. Huck (chair of the committee for 2019 and through June 2020) and Ms. Galvin (nominated as future chair commencing in July 2020 if elected by the Shareholders in this 2020 Annual General Meeting). Each of the members of our Nominating, Sustainability and Governance Committee is an independent director under the NYSE listing standards.

The Nominating, Sustainability and Governance Committee Charter has been posted on the Company’s website under the Investors and Corporate Governance links at https://investor.orioncarbons.com/corporate-governance. The Nominating, Sustainability and Governance Committee shall have the purpose and responsibilities to:

•	Identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and to select, or recommend to the Board, the nominees to stand for election as directors at the annual general meeting of shareholders or, if applicable, at a special meeting of shareholders.
•	Develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between the Company and a director.
•	Identify Board members qualified to fill vacancies on any committee of the Board (including the Committee) and to recommend that the Board appoint the identified member or members to the respective committee.
•	Establish procedures for the Committee to exercise oversight of the evaluation of the Board.
•	Develop and recommend to the Board a set of Board corporate governance guidelines as well as a code of ethics for senior financial officers and a general code of conduct, anti-trust and anti-corruption policy applicable to the Company and (as deemed appropriate) its subsidiaries, and to review those guidelines and policies at least once a year.
•	Review all proposed waivers of the Company’s Code of Conduct and Code of Ethics for senior financial officers.
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•	Review recent developments in corporate governance practices, published criteria and laws & regulations applicable to the Company, and advise the Board on such developments.
•	Review the Company's strategies, activities and policies regarding sustainability and other environmental, social and governance (“ESG”) related matters and make recommendations to the Board.
•	Prepare and issue the evaluation required under “Performance Evaluation” below.
•	Report to the Board on a regular basis, and not less than once per year.
•	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

Stock Ownership Policy for Directors

In order to evidence the financial alignment of the Company’s directors with the interest of the Company’s shareholders, the Board has established a stock ownership policy for directors. Under these guidelines, each director is required to own Common Shares that have a fair market value (determined as of each annual general meeting of the Company’s shareholders) equal to five times (5x) the annual cash retainer paid to the applicable independent director, and each incumbent director shall have five (5) years from the implementation of the policy in 2019 (and any new director shall have five (5) years from his or her initial appointment or election to the Board) within which to satisfy the foregoing stock ownership policy. See the share ownership of each director under “Security Ownership of Certain Beneficial Owners” in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or the compensation committee of any other company that has any executive officers serving as a member of our Board or Compensation Committee.

Certain Relationships and Related Party Transactions

Review and Approval of Transactions with Related Persons

The Board has adopted a Policy Regarding Transactions with Related Parties (the “Related Party Transaction Approval Policy”), which requires that all Related Party Transactions are subject to approval or ratification in accordance with the Company’s policy, and that an Independent Committee review and approve or take such other action it may deem appropriate with respect to (a) Related Party Transactions, (b) any material amendment, modification, extension or termination of a Related Party Transaction, (c) any amendment, modification, extension or termination of a transaction that thereby will become a Related Party Transaction, and (d) the handling and resolution of any disputes arising in connection with Related Party Transactions. The Related Party Transaction Approval policy defines a “Related Party Transaction” as (i) a transaction in which the Company or one or more of its subsidiaries is a participant and which involves an amount exceeding $120,000, in which any director, officer, greater than 5% shareholder of the Company or any other “related person” (as defined in Item 404 and included below), has or will have a direct or indirect material interest, (ii) any material amendment, modification, extension or termination of the Registration Rights Agreement, and (iii) any other transaction for which disclosure will be required pursuant to Item 404.

In determining whether to approve or ratify any Related Party Transaction, the Independent Committee or the disinterested members of the Board, as the case may be, shall consider all factors that are relevant to the Related Party Transaction, including, without limitation, the following:

•	The terms of the Related Party Transaction;
•	The related person’s interest in the Related Party Transaction;
•	The purpose and timing of the Related Party Transaction;
•	The nature of the involvement of the Company and its subsidiaries in the Related Party Transaction and whether the Company or its subsidiaries (as applicable) have demonstrable business reasons to enter into the Related Party Transaction;
•	Whether the Related Party Transaction would impair the independence of a director;
•	Whether the Related Party Transaction involves any potential reputational or other risk issues; and
•	Any other information the Independent Committee deems relevant.

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In the event that the Company becomes aware of a Related Party Transaction that was not approved under this Policy, such Related Party Transaction will be reviewed in accordance with this Policy as promptly as reasonably practicable. An Independent Committee will consider all of the relevant facts and circumstances, evaluate all options available to the Company, including ratification, amendment or termination of such Related Party Transaction and take such course of action as the Independent Committee deems appropriate under the circumstances.

The policy supplements the conflict of interest provisions in our Code of Conduct and Code of Ethics for Senior Financial Officers.

Related Party Transactions

Related parties include key management personnel having authority and responsibility for planning, directing and monitoring the activities of Orion directly or indirectly, and their close family members.

In fiscal year 2019, Orion and its subsidiaries had no transactions, nor are there any currently proposed transactions, in which Orion or its subsidiaries was, or is to be, a participant and the amount involved exceeds $120,000 and any related person (as defined above) had or will have a direct or indirect material interest reportable under SEC rules.

Contacting the Board

Any shareholder or any other interested party who wishes to communicate directly with our Board or the non-management directors as a group may do so by corresponding with Investor Relations at the following address: Investor Relations, Orion Engineered Carbons S.A., 4501 Magnolia Cove Drive, Suite 106, Kingwood, Texas 77345, or via e-mail at investor-relations@orioncarbons.com. The Company will forward any such communication to the intended recipients, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate.

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EXECUTIVE OFFICERS

Set forth below is information regarding the Company’s current executive officers.

Name	Age	Title
Corning F. Painter	57	Chief Executive Officer
Lorin Crenshaw	44	Chief Financial Officer
Sandra Niewiem	44	Senior Vice President, Global Specialty Carbon Black and EMEA Region
Pedro Riveros	49	Senior Vice President, Global Rubber Carbon Black and Americas Region

Corning F. Painter. Mr. Painter, became the CEO of Orion Engineered Carbons in September 2018. He is responsible for setting strategy and policy, developing leadership talent, meeting customer and shareholder commitments, and setting company culture.

Prior to joining Orion, he was the Executive Vice President for Industrial Gases at Air Products and Chemicals, a global industrial gas company from 2014 until he left the company in 2018. Prior to that he was Senior Vice Present of Merchant Gases from 2013 to 2014. Mr. Painter joined Air Products in 1984 as a participant in a career development program and held various positions including Vice President, Global Electronics, Senior Vice President, Corporate Strategy and Technology, and Senior Vice President Supply Chain (operations, engineering, procurement, safety). He was based overseas in Asia and Europe for ten years.

Mr. Painter has served on numerous non-profit boards. He is a Certified Professional Engineer and holds a B.S. in chemical engineering degree from Carnegie Mellon University.

Lorin Crenshaw. Mr. Crenshaw joined Orion in November 2019 and has over 20 years of diversified financial experience, including more than 10 years in senior leadership positions with global chemical companies. Immediately prior to Orion, he served as Chief Financial Officer of Albemarle Corporation’s global lithium business from May 2016 to October 2019 and also earlier served in several key management roles including Treasurer and Head of Investor Relations while at Albemarle from January 2014 to April 2016. Mr. Crenshaw also has over 10 years of experience with investment management firms Citigroup Asset Management and Prudential Capital Group. Mr. Crenshaw holds a Master's degree in business administration from Columbia University and a Bachelor of Science in Business Administration from Florida A&M University.

Sandra Niewiem. Dr. Niewiem was appointed Senior Vice President Global Specialty Carbon Black and EMEA Region in September 2019. Dr. Niewiem joined Orion in December 2013 and previously held the position of Vice President Global Product Management and Business Development Specialty Carbon Black. She has over 19 years of experience in process industries, engineering and industrial goods, and more than 13 years in management consulting at a global consulting firm. Dr. Niewiem holds an Economics Doctorate from European Business School and a Master’s in business administration from James Madison University, Virginia.

Pedro Riveros. Mr. Riveros joined Orion Engineered Carbons in the current role in June 2019. Immediately prior to Orion, he served in multiple business leadership roles at Air Products from 1994 to 2019 where his key areas of expertise included Business Strategy, Margin Enhancement, Productivity and Supply Chain Management. He has 25 years of experience in varied general management and business management roles in the industrial gas and chemicals area both in North and South America. Mr. Riveros holds a Bachelor’s degree in mechanical engineering from Rensselaer Polytechnic Institute.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our Common Shares as of April 17, 2020, by (i) each of our directors and named executive officers, individually, (ii) all of our directors and executive officers as a group, and (iii) each person known to our management to be the beneficial owner of more than 5% of the outstanding Common Shares.

Name and Address of Beneficial owner(1)	Common Shares Beneficially Owned	Percent
5% Shareholders:
Wellington Management Group LLP(2)	7,795,206	12.8%
FMR LLC(3)	5,383,320	8.8%
AllianceBernstein L.P.(4)	5,081,844	8.3%
Renaissance Technologies LLC(5)	4,019,196	6.6%
Victory Capital Management Inc.(6)	2,728,694	4.5%

Directors and Named Executive Officers(7):
Jack L. Clem(8)	400,618	*
Corning F. Painter(9)	272,977	*
Dan F. Smith(10)	23,318	*
Paul Huck(11)	23,318	*
Pedro Riveros(12)	18,290	*
Kerry A. Galvin(13)	13,164	*
Lorin Crenshaw(14)	11,456	*
Hans-Dietrich Winkhaus(15)	8,816	*
Didier Miraton(16)	8,318	*
Sandra Niewiem(17)	6,948	*
Marc Jean Pierre Faber	0	*

All executive officers and directors as a group:
(11) persons	787,223	1.3%

* Represents less than 1% of the number of Common Shares outstanding.

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(1)	Beneficial ownership is determined in accordance with SEC rules. The percentage of Common Shares beneficially owned is based on 60,992,259 Common Shares of outstanding as of April 17, 2020.
(2)	As reported in a Schedule 13G/A filed on January 28, 2020 by (i) Wellington Management Group LLP, a holding company organized in Massachusetts (“WMG”), (ii) Wellington Group Holdings LLP, a holding company organized in Delaware (“WGH”), (iii) Wellington Investment Advisors Holdings LLP, a holding company organized in Delaware (“WIAH”), and (iv) Wellington Management Company LLP, an investment adviser organized in Delaware (“WMC”). According to the Schedule 13G/A, the Common Shares are owned of record by clients of one more investment advisers directly or indirectly owned by WMG and those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Common Shares. According to the Schedule 13G/A, no such client is known to have such right or power with respect to more than 5% of the Common Shares. According to the Schedule 13G/A, WIAH is owned by WGH and WGH is owned by WMG, and the address of the principal office of each such entity is c/o Wellington Management Group Company LLP, 280 Congress Street, Boston MA 02210.
(3)	As reported in a Schedule 13G filed on February 7, 2020 by (i) FMR LLC, a holding company organized in Delaware (“FMR”) and (ii) Abigail P. Johnson, a Director, the Chairman and Chief Executive Officer of FMR. According to the Schedule 13G, members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of 49% of the voting power of FMR and may be deemed to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the Common Shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the Common Shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. According to the Schedule 13G, the principal business address of FMR and Abigail P. Johnson is 245 Summer Street, Boston MA 02210.
(4)	As reported in a Schedule 13G filed by AllianceBernstein L.P. (“AllianceBernstein L.P.”) on February 18, 2020. Pursuant to the Schedule 13G, AllianceBernstein L.P. is an investment adviser organized in Delaware. According to the Schedule 13G, the Common Shares were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts and the address of the principal office of AllianceBernstein. L.P. is 1345 Avenue of the Americas, New York NY 10105.
(5)	As reported on February 13, 2020 by (i) Renaissance Technologies LLC, an investment adviser organized in Delaware (“RTC”) and (ii) Renaissance Technologies Holdings Corporation, a holding company organized in Delaware (“RTHC”). According to the Schedule 13G certain funds and accounts managed by RTC have the right to receive dividends and proceeds from the sale of the Common Shares. According to the Schedule 13G, RTHC the majority owner of RTC, and the address of the principal office of each such entity is 800 Third Avenue, New York NY 10022.
(6)	As reported in a Schedule 13G/A filed by Victory Capital Management Inc. (“Victory”) on January 30, 2020. Pursuant to the Schedule 13GA, Victory is a registered investment adviser, organized in New York. According to the Schedule 13G/A, the clients of Victory, including investment companies registered under the Investment Company Act of 1940 and separately managed accounts, have the right to receive or the power to direct the receipt of dividends from the sale of the Common Shares and no client has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of the Common Shares. According to the Schedule 13G, the address of the principal office of Victory is 4900 Tiedeman Rd. 4th Floor, Brooklyn OH 44144.
(7)	The RSUs held by the directors and executive officers that are outstanding and vest within 60 days of April 17, 2020 are deemed outstanding for the purposes of computing the percentage of shares of our Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares of our Common Stock owned by any other person or group.
(8)	This amount includes 6,746 RSUs granted to the reporting person on July 16, 2019. One-third of these RSUs vested on January 1, 2020 and one-third will vest on January 1, 2021 and January 1, 2022, respectively.
(9)	This amount includes 35,817 RSUs granted to the reporting person on November 2, 2018. One-third of these RSUs vested on September 1, 2019 and one-third will vest on September 1, 2020 and September 1, 2021, respectively. This amount also includes 30,210 RSUs granted to the reporting person on July 16, 2019. One-third of these RSUs vested on January 1, 2020 and one-third will vest on January 1, 2021 and January 1, 2022, respectively.
(10)	This amount includes 4,816 of restricted shares granted to the reporting person on April 30, 2019.
(11)	This amount includes 4,816 of restricted shares granted to the reporting person on April 30, 2019.
(12)	This amount includes 1,006 RSUs granted to the reporting person on June 30, 2019. One-third of these RSUs vested on January 1, 2020 and one-third will vest on January 1, 2021 and January 1, 2022, respectively. This amount also includes 17,284 RSUs granted to the reporting person on June 30, 2019. One-third of these RSUs will vest on each of June 30, 2020, June 30, 2021 and June 30, 2022.
(13)	This amount includes 4,816 of restricted shares granted to the reporting person on April 30, 2019.
(14)	This amount includes 767 RSUs granted to the reporting person on November 4, 2019. One-third of these RSUs vested on January 1, 2020 and one-third will vest on January 1, 2021 and January 1, 2022, respectively. This amount also includes 10,689 RSUs granted to the reporting person on November 4, 2019. One-third of these RSUs will vest on each of October 31, 2020, October 31, 2021 and October 31, 2022.
(15)	This amount includes 4,816 of restricted shares granted to the reporting person on April 30, 2019.
(16)	This amount includes 4,816 of restricted shares granted to the reporting person on April 30, 2019.
(17)	This amount includes 1,185 RSUs granted to the reporting person on July 16, 2019. One-third of these RSUs vested on January 1, 2020 and one-third will vest on January 1, 2021 and January 1, 2022, respectively.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our Common Shares to file reports of ownership and changes in ownership with the SEC. These officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. The Company was not subject to Section 16(a) with respect to the year ended December 31, 2019 because it was a foreign private issuer.

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PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is seeking a non-binding advisory vote from its shareholders to approve the compensation paid to our NEOs for 2019, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. This vote is commonly referred to as the “Say-on-Pay” vote. In accordance with the requirements of the SEC, we are providing our shareholders with an opportunity to express their views on the compensation paid to our NEOs in a non-binding, advisory vote.

The Company’s core compensation philosophy is to align executive compensation with our shareholders’ interests and our annual and long-term performance. This includes linking executives’ pay to their performance and the Company’s overall annual and long-term performance.

Our Board and the Compensation Committee are dedicated to ensuring that our executive compensation programs reflect best practices in numerous ways, including by making a portion of compensation performance-based to maximize both short- and long-term shareholder value. The Board believes the Company’s compensation programs are well-tailored to align executive officers’ interest with those of our shareholders, retain executive talent and reward performance. We encourage our shareholders to read the “Compensation Discussion and Analysis” section in this Proxy Statement, which describes (i) the processes our Compensation Committee used to determine the structure and amounts of the compensation of our NEOs for 2019 and (ii) how our executive compensation philosophy, policies and procedures operate and are designed to achieve our compensation objectives. The Compensation Committee and the Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our NEOs to dedicate themselves to value creation for our shareholders.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are asking our shareholders to approve the following resolution regarding the compensation of our NEOs:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2020 Annual General Meeting of Shareholders.

Although this advisory vote is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our NEOs’ compensation and related executive compensation programs.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE, ON A NON-BINDING ADVISORY BASIS, FOR
THE APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION PAID FOR 2019.

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PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

We are asking shareholders to cast a non-binding advisory vote on the frequency of future Say-on-Pay votes. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing shareholders the opportunity to cast an advisory vote on whether a “Say-on-Pay” vote should occur once every one, two or three years. This vote, like the Say-on-Pay vote, is not binding on the Board.

Our Board recommends that future Say-on-Pay votes be conducted every year to provide shareholders with an opportunity to regularly evaluate the Company’s overall executive compensation program. As described in detail in the Compensation Discussion and Analysis section, our executive compensation program is designed to provide a competitive level of total compensation necessary to attract and retain executives qualified to execute our business strategy and to motivate them to contribute to our short- and long-term success. An annual vote will provide us with regular shareholder input on our executive compensation program and allow us to engage with shareholders to understand and respond to prior voting results and implement any appropriate changes to our program.

We are asking our shareholders to approve the following resolution regarding the frequency of future Say-on-Pay votes:

“RESOLVED, that the option of once every one, two or three years that receives the highest number of votes properly cast for this resolution will be determined to be the preferred frequency recommended by the shareholders of the Company with which the Company is to hold a non-binding, advisory shareholder vote to approve the compensation of the Company’s named executive officers in accordance with Section 14A of the Securities Exchange Act of 1934.”

Required Vote

The proposal of the frequency of future Say-on-Pay votes which collects the most favorable votes validly cast shall be adopted, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT YOU VOTE TO CONDUCT A NON-BINDING
ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

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PROPOSAL 4 – APPROVAL OF THE COMPENSATION OF THE
BOARD OF DIRECTORS OF THE COMPANY

We are asking our shareholders to approve the following resolution regarding the compensation of the Board of Directors of the Company:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby approve to remunerate the members of the Board during the financial year that ends on December 31, 2020 as follows: (i) each non-executive director shall receive a cash retainer of $100,000 and restricted Common Shares of the Company with a value of $100,000 at the time of issuance, with such awards generally subject to vesting only if the director serves the full one-year term she/he was appointed for; (ii) the non-executive Chairman of the Board shall receive an additional retainer of $105,000; (iii) the Chairman of the Audit Committee of the Board shall receive an additional retainer of $25,000; (iv) the Chairman of the Compensation Committee of the Board shall receive an additional retainer of $20,000 and (v) the Chairman of the Nominating, Sustainability and Governance Committee shall receive an additional retainer of $15,000.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE
COMPENSATION OF THE BOARD OF DIRECTORS OF THE COMPANY.

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COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of our executive compensation program and describe the material components of our executive compensation program for our 2019 named executive officers (“NEOs”). Our NEOs for 2019 were:

Name	Age	Title
Corning F. Painter	57	Chief Executive Officer
Lorin Crenshaw	44	Chief Financial Officer
Sandra Niewiem	44	Senior Vice President, Global Specialty Carbon Black and EMEA Region
Pedro Riveros	49	Senior Vice President, Global Rubber Carbon Black and Americas Region
Charles Herlinger	64	Former Chief Financial Officer(1)
Erik Thiry	49	Former Senior Vice President - Rubber Carbon Black(2)

(1)	Mr. Herlinger stepped down from this position effective November 4, 2019 and his employment with Orion terminated effective December 31, 2019.

(2)	Mr. Thiry stepped down from this position effective September 18, 2019 and his employment with Orion terminated effective December 31, 2019.

Note Regarding COVID-19

This proxy statement includes highlights of historic business developments and discussions of our compensation and governance practices in 2019. We are actively monitoring the COVID-19 pandemic and its effects on the business environment and the Company’s operations and future results, and are taking steps to mitigate the adverse financial and operational impacts of the pandemic on our business.

Executive Summary

We enjoy a long-standing reputation within the industry for carbon black product and process technology, applications knowledge and innovation. Our goal is to remain at the forefront of the industry in terms of product development by having dedicated applications technology teams, commercial teams and manufacturing facilities. Our long-term success depends on our ability to attract, engage, incentivize and retain highly talented individuals who are committed to our corporate and business strategies.

Orion takes a long-term view of performance, growth and value creation as an essential part of our culture, business strategy and compensation approach. Building a business that is resilient to fluctuations in the economy is critical to our success. Although in 2019 the company delivered Adjusted EBITDA below our initial financial expectations – principally due to a significant downturn in our key end markets and unfavorable external economic factors, such as higher than expected differentials and unfavorable foreign exchange impacts – we finished the year strong from a financial standpoint and ultimately demonstrated the resilience of our business.

We believe that through the leadership of our experienced executive team, we performed well in such a challenging economic environment.

Our key 2019 business, safety and sustainability and compensation-related achievements are as follows:

•	Our safety performance as measured by our OSHA Incident Rate was 0.48, which is a top-quartile position relative to mid-sized chemical companies. In addition, there were no noteworthy issues in Product Stewardship other than emerging global regulations and updating.

•	We delivered strong cash from operations of $231 million and Adjusted EBITDA of $267 million during a challenging year of softening economies worldwide.

•	We implemented changes to proactively manage our Environment, Safety and Governance risks and performance in a systemic manner.

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•	We issued our first Sustainability Report, incorporated sustainability into the charter of the Company’s Nominating, Sustainability and Governance Committee; established our first sustainability goals and an internal Sustainability Committee tasked with delivering those goals and formulating our long-term plan.

•	While maintaining a Silver rating, we increased our sustainability rating score from EcoVadis, achieving in the 77th percentile based on our sustainability performance in four areas: environment, labor and human rights, ethics and sustainable procurement. We view this score as setting our baseline against which we see to improve in the future as we further embed sustainability in our day to day operations.

•	We successfully installed CBO differential pass-through mechanisms for a substantial portion of total volumes, reducing earnings volatility.

•	We upsized and extended our revolving credit facilities on favorable terms. As a result of these efforts, we currently have no maturities until 2024 and financial covenants that provide substantial flexibility.

•	We successfully completed a substantial portion of the spend related to upgrading our pollution control technology to further reduce emissions at our North American manufacturing facilities, in line with both the 2017 EPA consent decree and with our core values of advancing sustainable operations and growth.

•	We concluded our transition to becoming a U.S. domestic filer by completing the conversion from the Euro reporting currency to U.S. Dollar and from IFRS to US GAAP. In February 2020, the 2019 Annual Report was therefore filed on Form 10-K for the first time and this document represents the first Proxy Statement of the Company.

•	We streamlined our management structure, including integration of our new Chief Financial Officer, which resulted in reduced costs of approximately $5 million per year, while retaining highly experienced key executives. We also adopted a leaner management structure, with leaders of our global business units assuming additional regional responsibilities.

•	Only modest increases in base salaries were offered to our NEOs in 2019.

•	Short-term incentive payouts for 2019 were significantly below target levels for each of our NEOs as a direct result of our financial performance for the year.

•	The performance-based portion of our 2017 long-term incentive awards, which were based on a three-year performance period ending 2019, were earned below target level.

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Our Executive Compensation Practices

We seek to maintain high standards with respect to the governance of executive compensation. Key features of our compensation policies and practices that aim to drive performance and align with stockholder interests are highlighted below:

Our Compensation Practices (What We Do)	Our Prohibited Compensation Practices (What We Don’t Do)
Pay-for-Performance - We align annual and long-term incentive opportunities with our annual operating plan and shareholder interests.	No Guaranteed Increases - We do not guarantee salary increases for our NEOs.
Align Total Compensation with Our Peers - We position the target total direct compensation levels for our NEOs within the range of the median for our peers.	No Excessive Perquisites or Special Benefits - Our NEOs are only eligible to participate in benefit plans that are generally available to all of our employees, or that are customary benefits for executives within the applicable jurisdiction.
At-Risk Compensation - Our incentive-based compensation represents a significant portion of our executives’ compensation by using a combination of lower base salaries and an emphasis on pay-for-performance.	Only Double-Trigger Change in Control Provisions for Equity Awards - No automatic single trigger accelerated vesting of equity in connection with a change in control.
Annual Review - We conduct an annual review of our executive compensation program to ensure it rewards executives for strong performance, aligns with stockholder interests, and retains top talent.	No Excessive Severance Benefits - We do not provide for cash severance payments to our U.S. based executives other than for our CEO.
Independent Consultant - We use an independent compensation consultant retained by the Compensation Committee.	No Excise Tax Gross-Ups - We do not provide excise tax gross-up payments.
Stock Ownership Guidelines - We have adopted robust stock ownership guidelines for our executive officers.	No Hedging or Pledging - We prohibit the hedging or pledging of the Company's stock by directors, officers, and employees of the Company.
Mitigate Undue Risk - We utilize a mix of performance metrics, cap potential payments, provide a three-year vesting period for performance stock awards, and conduct an annual compensation risk assessment analysis each year.
Clawback - All equity awards and compensation derived therefrom are subject to clawback in the event of material financial misstatements, violation of applicable restrictive covenants and engaging in misconduct that triggers a for-cause termination.

Compensation Mix: How Pay is Tied to Performance

Our executive compensation program directly links the majority of executive compensation opportunity to our financial performance through annual and long-term incentives. The elements of the NEO compensation program have remained relatively consistent year to year, with target compensation allocated between fixed and variable, cash and non-cash and short-term or long-term components. The Target Compensation Mix chart below describes each of the compensation elements for the Chief Executive Officer (“CEO”) and Chief Financial officer (“CFO”) and other current NEOs for 2019 as a percent of total target direct compensation.

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As illustrated in this chart, our short-term incentive program (“STI”), which is primarily dependent on our financial performance and the performance-based portion of our long-term incentive program (“LTI”), which is linked to the Company’s stock performance, return on capital employed (“ROCE”) and total shareholder return relative (“rTSR”) to other chemical companies, together constitute approximately 62% and 52%, respectively, of the total target direct compensation of our CEO and other NEOs (on average).

Our Compensation Philosophy

Our executive compensation program is designed to align with our pay-for-performance philosophy and, accordingly, directly links a substantial portion of annual executive compensation to Company performance. We also believe that the amount of compensation paid to each NEO should reflect the depth of their experience and the quality of their performance. We place a greater emphasis on long-term incentive compensation, designed to link the value created for shareholders with those responsible for the results. Our program is designed to attract, develop and retain business leaders to drive financial and strategic growth and build long-term shareholders value, and to deliver competitive compensation for superior Company performance. Likewise, when Company performance falls short of expectations, these variable incentive programs deliver lower levels of compensation. However, the Compensation Committee endeavors to balance pay-for-performance objectives with retention considerations so that, even during a temporary downturn in the economy and the chemicals industry, the program continues to ensure that qualified, successful, performance-driven employees stay committed to increasing our long-term value. Furthermore, to attract and retain highly skilled management, our executive compensation program must remain competitive with those of comparable employers who compete with us for talent.

Core Principles

The following key principles provide the framework for our executive compensation program:

•	Pay-for-Performance: Provide base salaries that reflect each NEO’s experience and performance, combined with variable incentive compensation that rewards executives when superior performance is achieved, while subpar performance results in compensation below that of peer companies;

•	Competitiveness and Retention: Provide competitive pay opportunities that attract and retain high quality professionals and reward performance.

•	Accountability for Short- and Long-term Performance: Strike an appropriate balance between achieving both short-term and long-term business objectives through compensations awards; and

•	Alignment of Shareholders’ Interests: Link the interests of our executive officers with those of our shareholders through significant equity-based compensation tied to the achievement of key metrics (ROCE and rTSR).

Elements of Our 2019 Compensation Program

The Compensation Committee has built our executive compensation program upon a framework that includes the components and objectives listed below. The Compensation Committee routinely reviews each component of the executive compensation program to see how it affects target total pay levels and considers pay ranges for similar executive positions among companies in our peer group.

	Component	Objective of Element	Description
Annual Cash Compensation	Base Salary	To provide an appropriate base salary mitigating inappropriate risk-taking by providing a fixed, certain and regular level of income.	Base salaries are set at market competitive levels, subject to adjustment for a number of other factors such as merit increases, unique job responsibilities, experience, individual contributions and number of years in the position.
Annual Short-term Incentive (“STI”) Compensation

To incentivize and reward performance on key metrics that support the Company’s annual operating plan.

Promote Pay-for-Performance in a competitive way.

Generally targeted competitive levels among companies in our peer group based upon achieving specified performance goals.

Designed to offer opportunities for cash compensation directly tied to Company performance relative to established performance targets that the Compensation Committee ultimately believes create shareholder value. Annual STI payouts range from 0% to 200% of the target bonus, based on performance relative to the designated targets. We pay the annual STI awards during the first quarter following the end of the applicable fiscal year.
Long-term Incentive Plan (“LTIP”) Compensation	Performance-based Restricted Stock Units (PSUs)	To strengthen alignment with shareholders’ interests, 70% of the LTIP is performance-based.	The PSU payout ranges from 0% to 200% of the target number of Common Shares granted based on ROCE (50%) and rTSR (50%) over the three-year performance period.
LTIP Compensation	Time-based Restricted Stock Units (RSUs)	For retention purposes 30% of the LTIP is time-based.	RSUs vest as to one-third on each grant date anniversary, subject to continued employment on the vesting date.
Retirement and other Employee Benefits		To provide competitive benefits to protect the employees and their covered dependents’ health and welfare, to facilitate strong performance on the job, and enhance productivity.	Executive officers and NEOs are eligible to participate in the same benefit programs that are offered to other salaried employees in their respective jurisdictions, including the 401k plan matching benefits, auto allowances, and participation in health and welfare plans.
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Compensation Consultant Role: How Executive Pay is Established

The Compensation Committee, in consultation with management and with the advice and recommendation of the Compensation Committee’s independent compensation consultant, endeavors to establish levels of compensation that are competitive in the marketplace taking into account our pay-for-performance philosophy and core principle of driving growth of long-term shareholder value.

Since the Company’s initial public offering in July 2014, the Compensation Committee has engaged Korn Ferry (“KF”) as its independent compensation consultant. In developing our compensation program and policies and setting pay levels, KF has assisted the Compensation Committee with reviewing elements of executive pay against a comparison peer group, as discussed below and advising the Compensation Committee on evolving best practices. In addition, from time to time, the Company purchases a compensation database from KF to use as a guideline for establishing competitive market pay rates and salaries. The Compensation Committee has evaluated the independence of KF and concluded that KF did not provide any other compensation services to the Company during 2019, and was qualified to serve as an independent consultant to the Compensation Committee.

Compensation Committee Process and Management Risk

The Compensation Committee, which is comprised entirely of independent directors, is responsible for overseeing our executive compensation program. The Compensation Committee determines and approves all compensation and payment levels for the CEO and our other senior officers, including the other NEOs.

The Compensation Committee performs an annual review of the CEO’s goals and his performance in achieving such goals in each fiscal year and keeps the Board apprised of such evaluations. Our CEO reviews the performance of our other senior officers, including the NEOs (other than himself), and makes recommendations to the Compensation Committee regarding the compensation for those executive officers.

The Compensation Committee, with input from KF, determines each element of compensation for the CEO. The Compensation Committee also determines each element of compensation for the other NEOs based on consideration of each individual’s leadership qualities, operational performance, business responsibilities, tenure with the Company, current compensation arrangements and long-term potential to enhance shareholder value as well as input from KF and the CEO. The Compensation Committee is under no obligation to follow these recommendations. Executive officers and others may participate in discussions with the Compensation Committee when invited to do so.

The Compensation Committee also approves all salary increases, STI awards and LTIP grants for our NEOs.

Use of Peer Group Data

The Compensation Committee utilized KF to identify a peer group for the Company to perform an annual review of our executive compensation and to assess the competitiveness of our executive compensation program. Orion's philosophy for senior executive pay, including NEO pay, is to provide target total compensation that is competitive with our peer group and general industry market data as provided by KF. We do not benchmark our NEO compensation to any specified level, and compensation levels of executives in our peer group is just one factor considered when setting compensation levels. In addition to market data, other factors, such as an individual's experience, responsibilities, performance and long-term strategic value to Orion, are also considered by the Compensation Committee when making recommendations and decisions on compensation.

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For 2019, KF provided market data on a peer group of companies consisting of 15 companies with revenues between $281 million and $3.6 billion (median revenues of $1.7 billion). Peer group compensation data was limited to information that is publicly reported and such data was used to evaluate the major components of compensation for our NEOs, including base pay, target annual bonus opportunity and long-term incentive opportunities. In accordance with the foregoing process and analysis, the Compensation Committee approved the following peer group of 15 companies in the Specialty Chemicals industry to provide a reference for pay decisions for 2019, and setting of 2020 compensation:

Tronox Holdings PLC	Minerals Technologies Inc.	HB Fuller Company
The Stephan Co.	Kraton Corporation	Ferro Corporation
Sensient Technologies Corporation	Innospec Inc.	Chase Corporation
PQ Group Holdings	WR Grace Corporation	Cabot Corporation
Polyone Corporation	GCP Applied Technologies Inc.	Balchem Corporation

Pay Decision Factors

The Compensation Committee considers a number of factors when evaluating the pay levels of its NEOs. Factors include but are not limited to:

•	market reference data from our compensation peer group;
•	the Company's 2019 performance;
•	overall business strategy and business model;
•	the Company's expected growth trajectory and constraints;
•	performance against our business tenets and long-term strategy;
•	rTSR and long-term shareholder value; and
•	the then current economic environment.

The Compensation Committee determined that each NEO’s then current target compensation provided the executive with an appropriate compensation opportunity, and later determined, based on the Company’s fiscal 2019 performance, that each NEO’s total fiscal 2019 compensation was appropriate in light of overall Company performance, the NEO’s personal performance, and relative total shareholder return for 2019.

2019 Compensation For NEOs

We believe that the total compensation opportunity for each NEO in 2019 reflects the depth of their experience, quality of their performance and level of service to the Company and its shareholders. The 2019 compensation of our NEOs illustrates how a meaningful portion of each executive's pay is based on performance against our short-term and long-term strategic objectives.

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Base Salary

We pay base salaries to attract and retain talented executives and to provide a fixed base of cash compensation. The table below shows the annual salary of each NEO for 2018 and 2019:

Named Executive Officer	2019 Annual Base Salary	2018 Annual Base Salary	Percentage Increase
Corning F. Painter	$875,500	$850,000	3.0%
Lorin Crenshaw(1)	$400,000	N/A	N/A
Sandra Niewiem(2)	$251,969	$202,220	24.6%
Pedro Riveros(3)	$330,000	N/A	N/A
Charles Herlinger	$625,930	$607,699	3.0%
Erik Thiry	$380,036	$366,830	3.6%
(1)	Mr. Crenshaw was hired in November 2019. This amount represents his base salary in effect as of December 31, 2019.
(2)	Dr. Niewiem was promoted in September 2019 and her increase in salary was approved in connection with such promotion. This amount represents her salary in effect as of December 31, 2019 and December 31, 2018.
(3)	Mr. Riveros was hired in June 2019. This amount represents his base salary in effect as of December 31, 2019.

For fiscal 2019 base salary determinations, the Compensation Committee reviewed each NEO’s job responsibilities, management experience, individual contributions, tenure and then current salary, as well as the executive compensation benchmarking data prepared by KF.

Annual Short-term Incentive (“STI”) Compensation

STI compensation is designed to offer opportunities for cash compensation directly tied to our performance relative to established performance targets that the Compensation Committee ultimately believes create shareholder value. We provide opportunities for our executives to earn annual cash incentive awards that reward performance achievements for the year. Performance goals are objective and based on our business strategy and budget approved by the Compensation Committee. Our STI is designed to:

•	focus executives on key financial and strategic goals that support our annual operating plan;
•	link short-term pay to our annual performance;
•	put a meaningful portion of compensation at risk based on our financial success;
•	incentivize and motivate executives to achieve our short-term strategic and financial objectives that we believe will drive long-term value creation; and
•	provide a competitive level of target annual compensation to attract and retain key talent.
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At the beginning of 2019, the Compensation Committee reviewed the annual target awards opportunities which are fixed in each the NEOs employment agreements and offer letters and affirmed that no changes were needed. The target annual incentive award opportunities for our NEOs, consistent with the requirements of their employment agreements and offer letters are as follows:

Name	Target Bonus as a Percentage of Base Salary
Corning F. Painter	100%
Lorin Crenshaw	65%
Sandra Niewiem	50%
Pedro Riveros	50%
Charles Herlinger	103%
Erik Thiry	60%

STI payouts range from 0% - 200% of the NEO's target annual bonus depending on the results achieved as compared to the threshold, target, and maximum for each performance metric, calculated and awarded independently, such that one portion of the STI award may be earned even if the threshold level of performance for the other measure is not achieved. The performance targets and payout terms applied to each NEO based on the Compensation Committee’s determination that each is integral to the overall success of the Company. Performance at the threshold level results in a payout at 50% of target STI, performance at the target level results in a payout at 100% and performance at the maximum level results in a maximum payout at 200%. We use linear interpolation to determine STI payouts for performance between the three levels. Our NEOs may not defer payment of any portion of their STI payout and Orion does not sponsor any deferred compensation program that would permit such a deferral.

The Compensation Committee established the following performance metrics and weightings for the 2019 STI:

STI Performance Metric	Weighting as a Percentage of Total Bonus Opportunity
Earnings per Share (EPS)	70%
Net Working Capital (NWC)	25%
Safety and Sustainability (SS)	5%
Total	100%

Rationale Behind the Performance Measures

The Compensation Committee establishes the STI performance goals, where applicable, based on our Board approved business plan and strategic priorities. Our 2019 goals were set at the beginning of the year, reflecting our expectations about the performance of our business. We believe our performance metrics (and resulting compensation) reflect a focused, but well-balanced view of performance that supports our expectations to drive strong business results, provide sound risk management and lead to long-term shareholder value.

The Compensation Committee chose these three performance measures (EPS, NWC, and SS) for our 2019 STI to align with our key business goals and objectives and to align generally with our operating plan. The Compensation Committee chose the relative weights of the performance measures based on the desire to emphasize financial results while maintaining a focus on non-financial objectives. More specifically,

•	the target level of EPS was established based on our 2019 operating plan. EPS is defined as total Orion profit for the year attributable to ordinary equity holders of the parent divided by the weighted average number of Common Shares outstanding during the year.
•	the Compensation Committee selected NWC (non-US GAAP measure (see Annex A)) as a performance metric because it aligns internally with the Company's objectives of generating cash for debt reduction and growth. NWC is defined as inventories plus current trade receivables minus trade payables.
•	the maximum performance levels for EPS and NWC were set at levels that the Compensation Committee believes to be reasonably attainable but only as the result of exceptional performance.
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•	safety and sustainability metrics form a part of the STI because they are critical to our success as an organization. The Compensation Committee believes that there is an inherent alignment between Orion's sustainability agenda and the successful achievement of its strategic and operational goals.

The Compensation Committee retains discretion to take into account extraordinary or infrequently occurring events, or significant corporate transactions in deciding whether to adjust the performance metrics for the STI. The Compensation Committee also retains discretion in determining the actual STI amount paid, in order to ensure that the STI remains consistent with its stated objectives. For 2019, the Compensation Committee did not exercise discretion to adjust the company performance metrics or actual STI payouts.

As described above, in 2019 we fell short on our financial goals and, accordingly, STI payouts for 2019 were significantly below target levels for each of our NEOs. The following table illustrates the actual payout level for the 2019 STI for each of our NEOs based on our financial performance for 2019:

Name	Position	Target Bonus as Percentage of Base Salary	Accrued Payout as of December 31, 2019	Percentage of Annual Base Salary at December 31, 2019
Corning F. Painter	CEO	100%	$240,763	27.5%
Lorin Crenshaw	CFO	65%	$11,917	3.0%
Sandra Niewiem	SVP, Global Specialty Carbon Black and EMEA Region	50%	$23,913	9.5%
Pedro Riveros	SVP, Global Rubber Carbon Black and Americas Region	50%	$45,375	13.8%
Charles Herlinger	Former CFO	103%	$177,295	28.3%
Erik Thiry	Former SVP Global Rubber	60%	$44,417	11.7%

Note: Amounts reflect actual STI payouts based on the portion of the year in which the NEO provided service to Orion.

Performance Against Our 2019 Annual Bonus Plan Measures

The following table summarizes the performance against target as set by the Compensation Committee for the three performance metrics for 2019.

	Weight	Performance Against Target	Weighted Payout as Percentage of Target Bonus Opportunity
Earnings Per Share	70%	62%	0.0%
Net Working Capital	25%	100%	25.0%
Safety and Sustainability	5%	50%	2.5%
Total	100%		27.5%

LTIP Program

The purpose of our LTIP is to give us a competitive advantage in attracting, retaining and motivating our leadership team, to incentivize our executives to increase shareholder value over the long-term, to align their interests with our shareholders through ownership and to provide retention through vesting criteria. A portion of annual LTIPs are issued as PSUs, which are contingent on the successful completion of both performance-based and time-based requirements before any payout occurs, further strengthen the link between individual pay opportunities and our performance. A portion of our LTIP is issued as RSUs which ensures the retention of key executives, management and high potential individuals. In determining annual equity award opportunities, the Compensation Committee determines a target value for the individual awards which are then converted into a number of Common Shares based on our average stock price during the fourth fiscal quarter in the prior year with vesting typically tied to a three-year period commencing as of January 1 of the year of grant. Existing executive equity ownership levels are generally not a factor in the Compensation Committee's granting of LTIP awards.

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2019 LTIP Awards

The LTI awards granted by the Compensation Committee for 2019 were designed to provide our NEOs longer-term incentive opportunities that are competitive with our general industry and chemicals peer groups and reflect our overall executive compensation philosophy of aligning pay with performance. With respect to the 2019 LTIP awards, 70% of the target value was awarded in PSUs which vest based on satisfaction of specified performance targets over a three-year period, and 30% of the target value was awarded as RSUs with one-third vesting annually, in each case, subject to continued employment through the applicable vesting date.

The Compensation Committee approves the amount of each annual LTIP award, which is based on a percentage of the NEO’s base salary. The target value of our CEO’s annual LTIP award is fixed at 300% of his then current base salary, as per his employment agreement. Each NEO’s award opportunity (other than the CEO) is determined prior to the beginning of the performance period assigned to his or her position based on market comparisons for similar positions, using both peer group and general industry market data, in addition to an evaluation of the executive’s individual performance over the prior year.

The target value of the 2019 for each of our NEOs as set by the Compensation Committee (other than with respect to the CEO which is fixed in his employment agreement) was as follows:

Name	Position	Target	Target $	PSUs #	RSUs #
Corning F. Painter	CEO	3x base salary	$2,626,500	70,489	30,210
Lorin Crenshaw	CFO	1x base salary	$66,667	1,789	767
Sandra Niewiem	SVP, Global Specialty Carbon Black and EMEA Region	.5x base salary	$103,027	2,765	1,185
Pedro Riveros	SVP, Global Rubber Carbon Black and Americas Region	.5x base salary	$87,000	2,347	1,006
Charles Herlinger	Former CFO	3.05x base salary	$1,909,087	52,121	22,338
Erik Thiry	Former SVP Global Rubber	1.6x base salary	$619,582	16,628	7,126

Note: 2019 LTI awards were adjusted to reflect the portion of the year in which the NEO provided service to Orion.

The 2019 LTIP grants to our NEOs were approved by the Compensation Committee under our shareholder approved 2014 Omnibus Incentive Compensation Plan (the “Plan”). The 2019 award agreements provide for settlement in Common Shares or cash at the conclusion of the three-year performance period.

PSUs

2019 PSU awards are deemed earned based (i) 50% on our ROCE and (ii) 50% on rTSR (our total shareholder return as compared to the average of total shareholder return percentage results of the S&P SmallCap 600 Index and the S&P 600 Chemicals Index), in each case over the three-year performance period from 2019-2021. The ultimate number of PSUs to be earned with respect to any PSU granted is determined at the end of the performance period depending on actual results as compared to the target performance metrics, and ranges from 0% to 200% of the target number of PSUs granted.

If our rTSR is at the average of the two applicable indices, then that portion of the PSU award will be earned at target level and the number of Common Shares earned in respect of the PSUs tied to the achievement of rTSR is capped at 100% of the target number of PSUs granted if the Company’s total shareholder return is negative during the performance period, regardless of rTSR performance. Due to competitive reasons, we are not disclosing the ROCE targets.

2019 PSUs will have the opportunity to vest upon the determination date (January 1, 2022) based on the actual results at the end of the three-year period and generally require that the recipients continue to be employed by the Company through the determination date. The PSUs can be settled in cash or Common Shares.

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PSUs Vesting Based on 2017-2019 Performance Period

December 31, 2019, marks the end of the three-year performance period for the 2017 LTIP awards. The 2017 PSUs were based 50% on adjusted EBITDA and 50% on rTSR (as compared to the 2017 peer group) for the three-year performance period and such metrics, the target levels and performance-payout ranges for such awards were set and approved by the Compensation Committee in January 2017. The table below summarizes the results of the 2017 LTIP three-year performance period ending December 31, 2019 relative to target and the actual achievement level of the 2017 LTIP awards. The 2017 LTIP program has since been replaced by a newer program.

Name	2017 PSUs Target Number of Units Awarded	2017 PSUs Actual Number of Units Earned
Corning F. Painter	N/A	N/A
Lorin Crenshaw	N/A	N/A
Sandra Niewiem	2,349	2,124
Pedro Riveros	N/A	N/A
Charles Herlinger(1)	90,439	81,771
Erik Thiry	24,693	22,326

(1)	Mr. Herlinger’s PSU award value was paid in cash per his employment agreement upon his departure from employment with Orion.

Health and Welfare Benefits and Retirement Benefits

Our NEOs are generally eligible to participate in our broad-based employee benefit programs, which include certain retirement benefits based on the applicable individual’s jurisdiction, with matching contributions to a tax-qualified defined contribution plan for our NEOs in the U.S. and contributions to a defined contribution plan consistent with employees generally for our NEOs in Germany, group life insurance, long-term disability coverage, other group welfare benefit plans, and to receive an auto allowance per local norms, if applicable. We believe these benefits are required to remain competitive with our peers for executive talent. We do not provide any NEOs with excessive perquisites or other personal benefits.

Employment Agreements

Certain of the NEOs are party to an employment agreement describing the general terms of their employment with Orion. We believe these arrangements provide certainty to both Orion and the executive as to their rights and obligations to each other, including restrictive covenants and non-compete agreements.

Mr. Corning F. Painter

Mr. Corning F. Painter, our Chief Executive Officer, has an employment agreement (the “Painter Employment Agreement”) with the Company, which does not have a fixed term. The Painter Employment Agreement provides for a base salary currently at $875,500 annually, participation in the Company’s STI and LTIP, with an annual target bonus opportunity equal to 100% of base salary and annual LTI award with a target value equal to 300% of base salary. The Painter Employment Agreement provided for a one-time sign on bonus of $410,000 (paid in 2018) and an initial RSU grant with a value of $1,000,000 on the date of grant, generally subject to vesting over three years. Mr. Painter is also eligible for welfare and retirement benefits commensurate with the benefits offered to all other Orion employees, customary relocation benefits (which were paid in 2018), and certain severance benefits which are described below.

Lorin Crenshaw

Mr. Lorin Crenshaw, our Chief Financial Officer, has entered into an offer letter which describes the terms of his employment, including his at-will status. Mr. Crenshaw’s current base salary is $400,000 annually, he is eligible to participate in the Company’s STI and LTIP, with an annual target bonus opportunity equal to 65% of base salary. The offer letter provided for a one-time sign on bonus of $180,000 ($100,000 paid in 2019, and $80,000 to be paid in 2020) and an initial RSU grant with a value of $200,000 on the date of grant, generally subject to vesting over three years. Mr. Crenshaw is also eligible for welfare and retirement benefits commensurate with the benefits offered to all other Orion employees, and customary relocation benefits. Mr. Crenshaw is also party to a restrictive covenants agreement that limits his ability to compete and/or solicit employees of Orion during his employment and for a period of one year thereafter.

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Pedro Riveros

Mr. Pedro Riveros, our SVP Global Rubber Carbon Black and Americas Region, is an at-will employee. Mr. Riveros’s base salary at December 31, 2019 was $330,000 annually, he is eligible to participate in the Company’s STI and LTIP, with an annual target bonus opportunity equal to 50% of base salary. Mr. Riveros received an initial RSU grant of 17,284 units generally subject to vesting over three years. Mr. Riveros is also eligible for welfare and retirement benefits commensurate with the benefits offered to all other Orion employees, and customary relocation benefits. Mr. Riveros is also party to a restrictive covenants agreement that limits his ability to compete and/or solicit employees of Orion during his employment and for a period of one year thereafter.

Sandra Niewiem

Dr. Sandra Niewiem, our SVP Global Rubber Carbon Black and Americas Region, has entered into an employment agreement which governs the terms of her employment. Dr. Niewiem’s employment agreement is governed by German law and reflects customary terms of employment in such jurisdiction. Dr. Niewiem’s base salary at December 31, 2019 was $251,969 annually, and she was eligible to participate in the Company’s STI and LTIP, with an annual target bonus opportunity equal to 50% of base salary.

Charles Herlinger

Mr. Charles Herlinger, our former Chief Financial Officer, entered into a managing director service agreement which governed the terms of his employment until he departed from employment on December 31, 2019. Mr. Herlinger’s 2019 base salary was $625,390 annually, he was eligible for an annual target bonus opportunity equal to 103% of his base salary, and was eligible for additional tax equalization payments, subject to a fixed cap.

Erik Thiry

Mr. Erik Thiry, our former Senior Vice President - Rubber Carbon Black, entered into an employment agreement which governed the terms of his employment until he departed from employment on December 31, 2019. Mr. Thiry’s 2019 base salary was $380,036 annually, he was eligible to participate in the Company’s STI and LTIP, with an annual target bonus opportunity equal to 60% of base salary.

Additional information on the terms and conditions of these agreements are described in the section entitled “Potential Payments and Benefits upon Termination or Change in Control” below.

Tax and Accounting Considerations

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly held corporation for any individual remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer, chief financial officer, any of the corporation’s three most highly compensated executive officers for the prior fiscal year, or any individual who was one of the foregoing executives in any prior year. The Committee considers the applicability of Section 162(m) and accounting impact of compensation in designing our compensation programs but also considers numerous factors alongside the objectives of the executive compensation program and our compensation philosophy that may in some cases lead to the payment of compensation that is not deductible.

Stock Ownership Guidelines

Ownership of our Common Shares by our directors and executive officers is very important to align their interests with those of our shareholders. The Board has adopted guidelines requiring that our executive officers acquire and continuously hold a specified minimum level of our Common Shares. For our executive officers, we express these requirements as a multiple of annual base salary. The minimum stock ownership requirements by level are as follows:

Stock Ownership Guidelines
Chief Executive Officer	5X Base Salary
Chief Financial Officer	3X Base Salary
Senior Vice Presidents	2X Base Salary
Director	5X Annual Board Director Fee

Upon the appointment or election of a new director or executive officer, that person will be expected to reach full compliance with these requirements by the date that is five years after his or her appointment or election.

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Anti-Hedging, Pledging and Insider Trading Policy

Our directors and executive officers are required to comply with our Insider Trading Policy and may not use any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential decrease of our Common Shares, or enter into any form of hedging or monetization transaction involving our Common Shares. Our Insider Trading Policy prohibits the pledging of any Company stock as security by our directors or executive officers, and prohibits our employees, including our NEOs, from placing Company securities in a margin account with a broker-dealer at any time when the individual is aware of material, nonpublic information or is otherwise not permitted to trade in Company securities.

Recoupment Policy

Each of the LTI awards issued to our executives, including our NEO, includes a recoupment (clawback) provision. The agreements provide that the Company shall have the right to determine in its sole discretion to recoup and the executive will be required to repay the Company, the value of any Common Shares or cash delivered in settlement of any award in the following three circumstances:

•	if the Company restates its financial statements materially downward;
•	the executive violates any non-competition, non-solicitation and confidentiality restrictions to which he or she is subject; or
•	the executive’s employment is terminated for cause.

Compensation Risk Assessment

The Compensation Committee of the Board provides risk oversight with respect to compensation of the Company’s employees, including the NEOs and other key officers. We believe we have established a short- and long-term compensation program that properly incentivizes desired performance and mitigates inappropriate risk-taking.

The Compensation Committee oversees the Company’s executive compensation program and annually reviews the program against the Company’s strategic goals, industry practices and emerging trends in order to ensure alignment with shareholder interests. The Compensation Committee believes that our performance-based bonus and equity programs provide executives with incentives to create long-term shareholder value.

As part of this evaluation, the Compensation Committee considers whether the program components encourage or otherwise promote the taking of inappropriate or unacceptable risks that could threaten the Company’s long-term value. Based on this review, the Compensation Committee believe that many features of the Company’s compensation program which are designed to effectively promote the creation of long-term value, discourage behavior that leads to excessive risk, and mitigate the material risks associated with executive and other compensation programs.

These features for 2019 are as follows:

•	A mix of elements so that the compensation mix is not overly focused on either short-term or long-term incentives.
•	Our STI program is based on financial metrics that are objective and drive long-term shareholder value. Moreover, the Compensation Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk-taking to achieve short-term results.
•	Our compensation program does not allow for unlimited payments, and annual incentive award caps limit the extent that employees could potentially profit by taking on excessive risk.
•	A significant portion of our LTIP (70%) is issued as PSUs based on ROCE and rTSR which are objective and drive long-term shareholder value.
•	Our 2019 PSUs vest based on a three-year performance period which encourages executives to attain sustained performance over several years, rather than performance in a single period.
•	We have robust stock ownership guidelines which align the interests of our executive officers with the long-term interests of our shareholders and encourage our executives to execute our strategies for growth in a prudent manner.

Based on its most recent review, management and the Compensation Committee do not believe that the compensation policies and practices of the Company create risks that are reasonably likely to have a material adverse effect on the Company.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dan F. Smith (Chair)
Paul Huck
Didier Miraton

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND DIRECTORS

Summary Executive Compensation Table

The following table provides information concerning compensation of our NEOs - our Chief Executive Officer, our Chief Financial Officer, the three most highly compensated other executive officers of Orion at the end of 2019, as well as an individual who would have met the requirement to be a highly compensated other executive officer but was not an executive at the end of 2019.

							Change in
						Non-Equity	Pension Value
						Incentive	and Non-qualified
		Base		Stock	Option	Compensation	Deferred	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Awards	Plan(3)	Compensation	Compensation(4)	Total
Corning F. Painter
Chief Executive Officer	2019	$875,500		$2,626,500	$—	$240,763	$—	$11,200	$3,753,963
Lorin Crenshaw
Chief Financial Officer	2019	$53,846	$100,000	$266,668	$—	$11,917	$—	$23,605	$456,035
Sandra Niewiem
SVP, Carbon Black and EMEA Region	2019	$225,175		$103,027	$—	$39,498	$—	$42,584	$410,284
Pedro Riveros
SVP, Global Rubber Carbon Black and
Americas Region	2019	$175,154		$457,500	$—	$43,313	$—	$119,966	$795,932
Charles Herlinger
Former Chief Financial Officer	2019	$625,930		$1,942,102	$—	$177,295	$—	$292,850	$3,038,177
Erik Thiry
Former SVP, Rubber Carbon Black	2019	$380,036		$619,582	$—	$62,706	$—	$109,395	$1,171,719

(1)	The amounts included in this column for Mr. Crenshaw reflects the partial payment of a $180,000 sign-on cash bonus that was payable pursuant to the terms of his offer letter entered into in connection with the commencement of his employment in November 2019, and the remaining portion is payable in 2020.
(2)	Represents the aggregate grant date fair value of sign-on equity grants for Messrs. Crenshaw and Riveros and RSU and PSU awards for all NEOs under our LTIP plan computed in accordance with FASB ASC Topic 718.
(3)	Represents the annual cash incentive award accrued by December 31, 2019 in respect of the 2019 performance year under our STI Plan and payable in calendar year 2020.
(4)	Amounts in this column represents the following benefits available to our NEOs, including matching benefits to 401(k) contributions.

Name and Principal Position	Year	Retirement Contributions		Car Lease	Transport & Housing Allowance	Relocation	Tax Consulting Services	Total
Corning F. Painter
Chief Executive Officer	2019	$11,200		$—	$—	$—	$—	$11,200
Lorin Crenshaw
Chief Financial Officer	2019	$615		$—	$—	$22,990	$—	$23,605
Sandra Niewiem
SVP, Carbon Black and EMEA Region	2019	$37,288		$5,296	$—	$—	$—	$42,584
Pedro Riveros
SVP, Global Rubber Carbon Black and
Americas Region	2019	$—		$—	$—	$119,966	$—	$119,966
Charles Herlinger
Former Chief Financial Officer	2019	$211,288	(1)	$—	$70,401	$—	$11,161	$292,850
Erik Thiry
Former SVP, Rubber Carbon Black	2019	$96,985	(1)	$12,411	$—	$—	$—	$109,395

(1)	These amounts reflect ordinary contributions to the defined contribution plan maintained for our employees generally in Germany.
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Grants of Plan-Based Awards for 2019

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Corning F. Painter		STI	$437,750	$875,500	$1,751,000
	7/16/2019	PSU				35,245	70,489	140,978		$1,838,565
	7/16/2019	RSU							30,210	$787,954
Lorin Crenshaw		STI	$21,667	$43,333	$86,667
	7/16/2019	PSU				581	1,163	2,326		$30,334
	7/16/2019	RSU							498	$13,000
Pedro Riveros		STI	$78,750	$157,500	$315,000
	7/16/2019	PSU				1,183	2,367	4,734		$61,736
	7/16/2019	RSU							1,006	$26,234
Sandra Niewiem		STI	$62,992	$125,985	$251,969
	7/16/2019	PSU				1,383	2,765	5,530		$72,119
	7/16/2019	RSU							1,185	$30,908
Charles Herlinger		STI	$322,095	$644,190	$1,288,380
	7/16/2019	PSU				26,061	52,121	104,243		$1,359,479
	7/16/2019	RSU							22,338	$582,634
Erik Thiry		STI	$113,919	$227,838	$455,676
	7/16/2019	PSU				8,314	16,628	33,256		$433,710
	7/16/2019	RSU							7,126	$185,876
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Outstanding Equity Awards at December 31, 2019

The following table provides information on RSUs and PSUs granted under the Plan to each of our NEOs and outstanding at December 31, 2019.

		Number of	Market Value
		RSUs That	of RSUs That
	RSUs Grant	Have Not	Have Not	PSUs Grant	Number of PSUs That		Market Value of PSUs
Name	Date	Vested	Vested(2)	Date(4)	Have Not Vested(3)		That Have Not Vested(2)
					Target	Maximum(2)	Target(1)	Maximum(2)
		(#)	($)		(#)	(#)	($)	($)
Corning F. Painter	7/16/2019(1)	30,209	$583,034	7/16/2019	70,489	140,978	$1,360,438	$2,720,875
Lorin Crenshaw	11/4/2019(5)	767	$14,803	11/4/2019	1,789	3,578	$34,528	$69,055
	11/4/2019(5)	10,689	$206,298
Sandra Niewiem	7/16/2019(1)	1,185	$22,871	7/16/2019	2,765	5,530	$53,365	$106,729
				7/12/2018	2,153	4,306	$41,553	$83,106
				7/31/2017	2,349	4,698	$45,336	$90,671
Pedro Riveros	6/30/2019(5)	1,006	$19,416	11/4/2019	2,347	4,694	$45,297	$90,594
	6/30/2019(5)	17,284	$333,581
Charles Herlinger	7/16/2019(1)	22,338	$431,123	7/16/2019	52,121	104,242	$1,005,935	$2,011,871
				7/12/2018	82,366	164,732	$1,589,664	$3,179,328
				7/31/2017	90,439	180,878	$1,745,473	$3,490,945
Erik Thiry	7/16/2019(1)	7,126	$137,532	7/16/2019	16,628	33,256	$320,920	$641,841
				7/12/2018	26,125	52,250	$504,213	$1,008,425
				7/31/2017	24,693	49,386	$476,575	$953,150

(1)	These RSUs reflect the time-based portion of the 2019 LTI Program. The RSUs vest in equal annual installments over three years with vesting commencing as of January 1. RSUs will be settled in Common Shares.
(2)	The value of RSUs and PSUs that have not vested is based on the closing stock price of $19.30 per Common Share on December 31, 2019, the last trading day of 2019.
(3)	Values in this column represent the target number of PSU awarded to each NEO for 2019 and 2018, and for 2017 PSUs represents actual number of units earned.
(4)	PSUs vest upon the date the Compensation Committee determines the actual results for the applicable three-year performance period and generally require the recipient to continue to be employed through the determination date. The PSUs will be settled in Common Shares. The performance period for the 2019 PSUs is January 1, 2019 to December 31, 2021, for the 2018 PSUs is January 1, 2018-December 31, 2020, and for the 2017 PSUs is January 1, 2017-Deccember 31, 2019.
(5)	Messrs. Painter, Crenshaw and Riveros each received a sign-on RSU grant that vests in equal installments over three years, subject to continued employment. For Mr. Painter, 11,939 RSUs will vest on September 4, 2020 and September 4, 2021; for Mr. Crenshaw, 3,563 RSUs will vest on October 31 in each of 2020, 2021 and 2022; and for Mr. Riveros, 5,761 RSUs will vest on June 30 in each of 2020, 2021 and 2022.
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Option Exercises and Stock Vested for 2019

The following table sets forth as to each of the NEOs information on exercises of options to purchase our Common Shares and the vesting of restricted shares of our Common Shares during 2019.

			Option Awards		Stock Awards
			Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	Position	Year	(#)	($)	(#)	($)
Corning F. Painter	CEO	2019	—	$—	11,939	$163,206
Lorin Crenshaw	CFO	2019	—	$—	—	$—
Sandra Niewiem	SVP, Global Specialty Carbon Black and EMEA Region	2019	—	$—	5,330	$108,039
Pedro Riveros	SVP, Global Rubber Carbon Black and Americas Region	2019	—	$—	—	$—
Charles Herlinger	Former CFO	2019	—	$—	199,265	$4,039,102
Erik Thiry	Former SVP Global Rubber	2019	—	$—	54,406	$1,102,810

Our CEO to Median Employee Pay Ratio for 2019 was 52:1

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. As of December 31, 2019, the Company employed 1,456 persons.

Our CEO to median employee pay ratio is calculated in accordance with the applicable SEC rules and SEC Staff guidance interpreting such rules. We identified the median employee by using the annualized 2019 COLA-adjusted compensation for all individuals who were employed by us (whether employed on a full-time, part-time, or seasonal basis) on December 31, 2019, the last pay day of our fiscal year. We annualized the 2019 compensation for any employee hired during 2019. We then ranked the annualized 2019 gross compensation of all employees, excluding the CEO (a list of 1,455 employees) from lowest to highest.

To determine the total annual compensation for the CEO and median employee for purposes of the CEO pay ratio, the following pay elements were considered:

•	Base salary
•	Accrued 2019 Short-Term Incentive (“STI”) Compensation
•	PSUs granted
•	RSUs granted

For 2019:

•	the median of the annual total compensation of all employees of our Company (other than our CEO), was $72,403; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $3,753,963.
•	Based on this information, the ratio of the annual total compensation of Mr. Painter, our CEO, to the median of the annual total compensation of all employees was 52 to 1.

We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Potential Payments and Benefits Upon Termination or Change in Control

NEO Employment Agreements and Offer Letters

Corning Painter

The Painter Employment Agreement provides certain severance benefits to be provided to Mr. Painter in the event of involuntary termination of his employment. In the event that, Orion terminates Mr. Painter’s employment other than for cause, or if he resigns for Good Reason (as defined below), Mr. Painter will be entitled to receive the following severance benefits: (1) cash severance in an amount equal to the sum of Mr. Painter’s then current salary plus his target annual cash bonus for the year in which the termination occurs, and (2) subject to Mr. Painter’s timely election, one year of continued health care coverage with premiums to be paid at active employee rates (or cash payments in lieu thereof). In addition, in such circumstances Mr. Painter’s 2018 sign-on RSU grant will immediately vest in full to the extent it is then unvested.

In the event that Orion terminates Mr. Painter without cause or he resigns for Good Reason within one year following a “change in control” of Orion (as defined in Orion’s 2014 Omnibus Incentive Compensation Plan), Mr. Painter will be entitled to enhanced severance benefits as follows: (1) cash severance equal to three times his then current salary plus his target annual cash bonus for the year in which the termination occurs, (2) three years of company paid health care coverage with premiums (or cash payments in lieu thereof), and (3) all equity-based awards granted to Mr. Painter within the initial twelve (12) months following his start date, which includes his 2018 RSU grant and 2019 RSU.

If Mr. Painter’s employment is terminated as a result of his death or disability, he will be entitled to prorated severance benefits based on the remaining portion of the fiscal year in which such termination occurs and his 2018 RSU grant will vest in full. Any cash severance payable to Mr. Painter must be paid in equal monthly installments, except in case of death, in which case payments shall be made in a lump sum. All severance benefits (other than in the case of his death) are subject to Mr. Painter’s execution of a release of claims in favor of Orion and continued compliance with certain restrictive covenants for the duration of the severance period (one year, or three years if termination occurs within one year following a Change in Control), including non-competition, non-solicitation of employees, non-disparagement and confidentiality restrictions.

The Painter Employment Agreement provides that “Good Reason” means one of the following events, without Mr. Painter’s consent: (1) his position, duties, or authority are materially diminished; (2) his annual base salary is reduced or another material element of his compensation is reduced or eliminated; (3) he is relocated to an office that is more than 100 miles from Houston; or (4) a breach of any of the material terms of his employment agreement or any other agreement between Mr. Painter and Orion, subject to the applicable notice and cure periods.

Lorin Crenshaw/Pedro Riveros

Messrs. Crenshaw and Riveros’s employment is “at-will” and may be terminated at any time without triggering a contractual requirement for severance benefit, however, in the event that, Orion terminates the executive's employment other than for cause, if they resign for “good reason” (as defined in the RSU grant agreement), or the executive's employment is otherwise terminated as a result of death or disability, the 2019 sign-on RSU granted to the executive will immediately vest in full to the extent it is then unvested.

Sandra Niewiem

Dr. Niewiem is not entitled to any specific severance in the event of an involuntary termination of her employment, however, upon any such termination, she may be eligible to severance in accordance with German law, which is typically negotiated at the time of termination and is dependent on the specific facts and circumstances at the time of departure.

Charles Herlinger/Erik Thiry

Messrs. Herlinger and Thiry departed employment on December 31, 2019, and did not receive any severance benefits in connection with such departure. Mr. Herlinger is entitled to the payment of accrued and unused vacation which will be payable in 2020 and payment in respect of vested equity awards.

Except as described above, none of the other NEOs are entitled to any severance or change in control benefits, nor is any NEO entitled to any gross-up for any penalty taxes incurred in connection with a change in control of Orion or similar event.

Equity Award Provisions

Our 2014 Omnibus Incentive Compensation Plan provides the Compensation Committee with flexibility as to the treatment of outstanding equity awards in the event of a change in control of Orion or similar transaction, except as may otherwise be provided in the individual’s award agreement. We generally do not provide for acceleration of vesting of any outstanding equity awards in the event of a change in control, nor do we provide for accelerated vesting upon termination of employment except in limited circumstances such as sign-on equity grants as described below.

As described above, the sign-on RSU grants issued to our CEO in 2018 and our CFO in 2019 will automatically vest in full if the executive’s employment is terminated by reason of death, disability, termination by Orion without cause, or resignation by the executive for good reason. With respect to the PSUs issued to our NEOs, if the recipient’s employment is terminated by Orion without cause or as a result of the executive’s death, disability or normal retirement, all outstanding PSU awards are eligible to vest based on actual performance at the end of the performance period, on a prorated basis based on the number of completed months of employment during the performance period prior to the termination date.

42

In the event of a change in control of Orion or similar transaction, the treatment of RSUs is subject to the discretion of the Compensation Committee. We do not provide for single trigger vesting of our PSUs in the event of a change in control of Orion, and instead, any outstanding PSUs shall remain eligible to vest on the earlier of the one-year anniversary of the change in control or the scheduled service vesting date, based on actual achievement of adjusted performance targets through the date of the change in control. If any executive’s employment is terminated by reason of his death, disability, termination by Orion without cause, or resignation by the executive for good reason within one year following a change in control, then the executive’s outstanding PSUs shall immediately vest based on performance through the date of the change in control.

The following table sets forth the potential payments that would have been due to our named executive officers upon involuntary termination and/or a change of control as of December 31, 2019:

		Estimated
		Value of Cash		Estimated	Estimated
		Severance	Health	Value of PSU	Value of RSU
Name	Reason for Employment Termination	Payments ($)(1)	Benefits ($)(2)	Acceleration ($)(3)	Acceleration ($)(4)	Total ($)
Corning Painter	Involuntary Termination w/o Cause, or Resignation for Good Reason (No CIC)	$1,751,000	$14,976	—	$583,034	$2,349,010
	Involuntary Termination w/o Cause, or Resignation for Good Reason and a Change in Control	$3,502,000	$29,952	$1,360,438	$1,043,879	$5,936,269
Lorin Crenshaw	Involuntary Termination w/o Cause, or Resignation for Good Reason (No CIC)	—	—	—	$206,298	$206,298
	Involuntary Termination w/o Cause, or Resignation for Good Reason and a Change in Control	—	—	$34,528	$221,101	$255,629
Pedro Riveros	Involuntary Termination w/o Cause, or Resignation for Good Reason (No CIC)	—	—	—	$333,581	$333,581
	Involuntary Termination w/o Cause, or Resignation for Good Reason and a Change in Control	—	—	$45,297	$352,997	$398,294
Sandra Niewiem(5)(6)	Involuntary Termination w/o Cause, or Resignation for Good Reason (No CIC)	—	—	—	—	—
	Involuntary Termination w/o Cause, or Resignation for Good Reason and a Change in Control	—	—	$189,835	$22,871	$212,706

(1)	Only Mr. Corning F. Painter is entitled to cash severance payments per his employment agreement. Absent a CIC, Mr. Painter is entitled to a cash payment equal to the sum of his base salary and target bonus for the year of termination, which is payable in installments, subject to execution of a release of claims and continued compliance with restrictive covenants. In the event such termination occurs within one year following a CIC, the severance is enhanced to three times his base salary plus target bonus.
(2)	This amount reflects the estimated cost of continued health care benefits for a period of one year if such termination occurs in the absence of a CIC, and three years if such termination occurs within one year following a CIC.
(3)	PSUs vest based on achievement of adjusted performance targets through the date of the CIC which has been assumed to be target level for purposes of this disclosure and the amount shown is the value of the accelerated vesting of PSUs based on the closing stock price of our Common Shares on the NYSE of $19.30 on December 31, 2019, the last business day of 2019. Such acceleration is also triggered in the event that the termination is due to the executive’s disability or death.
(4)	Each of our NEO’s RSUs vest in full upon a termination without cause in connection with a CIC, and the amount shown includes the value of acceleration of vesting of such RSUs based on the closing stock price of our Common Shares on the NYSE of $19.30 on December 31, 2019, the last business day of 2019. In addition, Messrs. Painter, Crenshaw, Riveros’s sign-on RSU grant vests in full upon termination without cause or resignation for good reason.
(5)	Dr. Niewiem is not entitled to any fixed severance but if she were to be terminated by Orion without cause, she may be eligible to receive severance in accordance with German law, which is typically negotiated at the time of termination and is dependent on the specific facts and circumstances at the time of departure.
(6)	Messrs. Herlinger and Thiry departed employment on December 31, 2019 and did not receive any company severance benefits in connection with such departure. Mr. Herlinger is entitled to the payment of accrued and unused vacation which will be payable in 2020 and payment in respect of vested equity awards. Mr. Thiry’s severance was calculated and paid in accordance with German law.

43

Director Compensation

The Compensation Committee is responsible for evaluating and approving compensation for our directors. The following table contains compensation awarded to or earned by our directors in respect of services performed as a director during 2019. The compensation paid to Mr. Corning F. Painter, our CEO, is disclosed in the Summary Compensation Table below. Mr. Painter did not receive any additional compensation for his services on the Board.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)(4)	All Other Compensation(5)	Total
Jack L. Clem	$24,524	—	$1,289,593	$1,314,117
Kerry A. Galvin	$103,168	$100,000	—	$203,168
Paul Huck	$179,304	$100,000	—	$279,304
Didier Miraton	$103,168	$100,000	—	$203,168
Marc Jean Pierre Faber	$103,168	—	—	$103,168
Dan F. Smith	$211,933	$100,000	—	$311,933
Hans-Dietrich Winkhaus	$103,168	$100,000	—	$203,168
Total	$828,433	$500,000	$1,289,593	$2,618,026

(1)	Actual amounts were awarded and paid in Euro. The amounts were converted into USD applying the 2019 annual average conversion rate of 1.1195 USD per Euro.
(2)	The amounts shown reflect the grant date fair value of restricted shares of stock granted to our directors for services performed in 2019, determined in accordance with FASB ASC Topic 718. See Note M to our consolidated financial statements included in our 2019 Annual Report, regarding assumptions underlying valuations of equity awards.
(3)	On April 30, 2019, each non-employee director was granted 4,816 shares of restricted stock, valued at $100,000 on the date of grant, for director services for 2019 which vest on April 30, 2020. The grants have a one-year vesting period and automatically become fully vested subject to the director's service as a member of the Board of Directors through the vesting date.
(4)	As of December 31, 2019, each of the directors that has $100,000 in this column held 4,816 unvested shares of restricted stock.
(5)	The amounts are comprised of compensation elements paid to Mr. Clem for his service as an employee prior to becoming a non-employee director.

As described in the table above, our directors received compensation in 2019 for their services as a member of the Board as follows:

•	Cash payment in respect of meeting fees and annual retainer. The aggregate amount paid to all directors was $828,433 which was divided amongst the directors based upon the recommendation of the Compensation Committee, and was payable in two installments. Such allocation was determined based on the director’s role and service on various committees as follows:

•	annual retainer of $103,168 per director (excluding Mr. Painter and Mr. Clem);
•	annual retainer of $108,765 for the chairman of the Board;
•	annual retainer of $76,136 for the chairman of the Audit Committee.
•	Mr. Clem received a prorated retainer of $24,524 for his four months of service during 2019.

•	Each director (other than Messrs. Painter, Clem and Faber) received a grant of restricted stock units with a value of $100,000 on the date of grant, subject to a one-year vesting period; and

•	Reimbursement for reasonable out-of-pocket expenses incurred for travel in connection with attendance in person at Board or committee meetings.

•	All elements of the director compensation program are paid currently and directors may not defer any portion of their annual compensation, nor does Orion sponsor any program that would allow for a deferral of any such compensation.

44

During 2019, the Compensation Committee reviewed the Company’s director compensation compared to director compensation of U.S. public companies in our peer group, as described more fully below, and determined in consultation with its independent compensation consultant, KF, that it was appropriate to change the director compensation levels to be more competitive with our peer group and to streamline the compensation program. In this regard, the Compensation Committee approved changes to the director compensation program which, subject to a respective shareholder vote, will take effect as of January 2020, and will include the following features:

•	each non-executive director shall receive a cash retainer of $100,000 and restricted Common Shares of the Company in value of $100,000 at the time of issuance, whereby the Common Shares shall only become fully vested if the director serves the full term she/he was appointed for;
•	the non-executive Chairman of the Board shall receive an additional retainer of $105,000;
•	the Chairman of the Audit Committee of the Board shall receive an additional retainer of $25,000;
•	the Chairman of the Compensation Committee of the Board shall receive an additional retainer of $20,000;
•	the Chairman of the Nominating, Sustainability and Governance Committee of the Board shall receive an additional retainer of $15,000; and
•	no additional meeting or committee fees.

45

PROPOSAL 5 – APPROVAL OF THE ANNUAL ACCOUNTS OF THE COMPANY FOR THE
FINANCIAL YEAR ENDED ON DECEMBER 31, 2019

Pursuant to Luxembourg law, the annual accounts must be submitted each year to shareholders for approval at the Annual General Meeting of shareholders. Pursuant to Luxembourg law, following shareholder approval of the annual accounts, such accounts must be filed with the Luxembourg trade registry as public documents.

We are asking our shareholders to approve the following resolutions regarding the approval of the annual accounts of the Company:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby approve, the annual accounts of the Company in accordance with Lux GAAP for the financial year that ended on December 31, 2019, after due consideration of the report from the independent auditor on such annual accounts.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
APPROVAL OF THE ANNUAL ACCOUNTS OF THE COMPANY FOR THE
FINANCIAL YEAR ENDED ON DECEMBER 31, 2019.

46

PROPOSAL 6 – APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR
THE FINANCIAL YEAR ENDED ON DECEMBER 31, 2019

Pursuant to Luxembourg law, the consolidated financial statements must be submitted each year to shareholders for approval at the Annual General Meeting of shareholders. Pursuant to Luxembourg law, following shareholder approval of the consolidated financial statements, such consolidated financial statements must be filed with the Luxembourg trade registry as public documents.

We are asking our shareholders to approve the following resolution regarding the approval of the consolidated financial statements of the Company:

RESOLVED, that the shareholders of the “Company hereby approve, the consolidated financial statements of the Company in accordance with US GAAP for the financial year that ended on December 31, 2019, after due consideration of the report from the independent registered public accounting firm on such consolidated financial statements.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY
FOR THE FINANCIAL YEAR ENDED ON DECEMBER 31, 2019.

47

PROPOSAL 7 – ALLOCATION OF RESULTS AND APPROVAL OF THE PAYMENT OF THE INTERIM
DIVIDENDS BY THE COMPANY IN 2019

Pursuant to Luxembourg law, the shareholders must decide how to allocate the results of the previous financial year based on the Luxembourg annual accounts. In the event the Company has profits, the Company’s Board may propose to shareholders to either distribute those profits or retain such earnings. In the event of losses, the Board must generally propose that such losses be carried forward to the following year.

We are asking our shareholders to approve the following resolution regarding the allocation of results and the payment of the interim dividends by the Company in 2019:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby resolve that from an amount of EUR 70,316,146.10, which includes EUR 20,200,869.43 of profit brought forward and EUR 50,115,276.67 of profit for the 2019 Financial Year:

i.	an amount of EUR 69,371.00 should be allocated to the legal reserve so as to bring the legal reserve from its current amount of EUR 6,003,557.90 up to an amount of EUR 6,072,928.90;
ii.	an amount of EUR 41,073,334.36 representing and paid in US Dollars in an amount of $48,034,813 as interim dividends (the ”Interim Dividends”); and
iii.	an amount of EUR 29,173,440.74 shall be brought forward to the next financial year.

The Board further proposes to the shareholders to approve the Interim Dividends paid by the Company from its amount available during the 2019 Financial Year in the above-mentioned aggregate amount of EUR 41,073,334.36.

The consolidated financial statements together with the report of the independent auditor on such annual accounts are available on the Company’s website and at the registered office of the Company.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
APPROVAL OF THE ALLOCATION OF RESULTS AND APPROVAL OF THE PAYMENT
OF THE INTERIM DIVIDENDS BY THE COMPANY IN 2019.

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PROPOSAL 8 – DISCHARGE OF THE MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY

As in previous years, Luxembourg Law requires that upon approval of the Company’s annual accounts and consolidated financial statements, the Shareholders present at the Annual General Meeting must vote as to whether the members of the Board of Directors during the financial year that ended on December 31, 2019, shall be discharged from any liability in connection with the performance of their mandates, including the management of the Company’s affairs, during such period.

We are asking our shareholders to approve the following resolution regarding the discharge of the members of the Company:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby resolve to discharge the members of the Board of Directors, for the performance of their mandates during the financial year that ended on December 31, 2019, including discharge from any liability in connection with the performance of their mandates, including the management of the Company’s affairs during such period.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE OF
THE MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY.

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PROPOSAL 9 – DISCHARGE OF THE INDEPENDENT AUDITORS OF THE COMPANY

Pursuant to Luxembourg law, the shareholders must decide whether to give discharge to the independent auditors, Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé, for the performance of their duties during the previous financial year at the time the annual accounts of such year are presented to the shareholders for approval. The granting of discharge to the independent auditors bars the shareholders from holding the directors liable in relation to factual matters revealed by and contained in the annual accounts.

We are asking our shareholders to approve the following resolution regarding the discharge of the independent auditors of the Company:

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby resolve to discharge the independent auditor from any liability in connection with the performance of its mandate during the financial year that ended on December 31, 2019, including the audit of the Company’s annual accounts and consolidated financial statements for such period.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions, broker non-votes and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DISCHARGE
OF THE INDEPENDENT AUDITORS OF THE COMPANY.

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Report of the Audit Committee

The Audit Committee meets the definition of an audit committee as set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and operates under a written charter adopted by the Board. Each member of the Audit Committee is independent and financially literate in the judgment of the Board and as required by the Sarbanes-Oxley Act and applicable SEC and New York Stock Exchange (“NYSE”) rules. The Board has also determined that Messrs. Huck and Winkhaus qualify as “audit committee financial experts,” as defined under SEC regulations.

Management is responsible for our internal controls and the financial reporting process. Ernst & Young, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company's consolidated financial statements and internal controls in accordance with standards of the Public Company Accounting Oversight Board (the “PCAOB”) and for issuing reports thereon.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2019. Further, the Audit Committee has discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, including the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2019, critical audit matters disclosed in Ernst & Young’s 2019 report, Ernst & Young’s responsibility under generally accepted auditing standards, significant accounting policies, significant risks and exposures identified by management, management’s judgments and accounting estimates, any audit adjustments, related party transactions and other unusual transactions, the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Conduct and Ethics, and other information in documents containing audited financial statements other matters.

Finally, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed the topic of independence with Ernst & Young.

Based on its review and discussion described above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for fiscal year 2019 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Paul Huck (Chair)
Kerry Galvin
Hans-Dietrich Winkhaus

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

51

PROPOSAL 10—APPOINTMENT OF THE INDEPENDENT AUDITOR

Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé, was the Company’s independent auditor for the fiscal year ended December 31, 2019. At the Annual General Meeting, our shareholders will be asked to approve the appointment of Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé, as the Company’s independent auditor for the fiscal year ending on December 31, 2020, or until such firm’s earlier resignation or removal, for all statutory accounts as required by Luxembourg law, including the annual accounts and consolidated financial statements of the Company.

We are asking our shareholders to approve the following resolution regarding the appointment of an independent auditor (Réviseur d’Entreprises) of the Company for the financial year ending on December 31, 2020.

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby approve the appointment of Ernst & Young, Luxembourg, Société anonyme - Cabinet de révision agréé, as independent auditor of the Company for the financial year ending on December 31, 2020 for the purpose of all statutory accounts as required by Luxembourg law, including the annual accounts and consolidated financial statements of the Company.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE
APPOINTMENT OF ERNST & YOUNG, LUXEMBOURG, SOCIÉTÉ ANONYME –
CABINET DE REVISION AGRÉÉ, AS THE COMPANY’S INDEPENDENT AUDITOR.

52

PROPOSAL 11—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft was the Company’s independent registered public accounting firm for the fiscal year ended on December 31, 2019. At the Annual General Meeting, our shareholders will be asked to ratify the appointment of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft as the Company’s independent registered public accounting firm for all matters not required by Luxembourg law during the fiscal year ending on December 31, 2020, or until such firm’s earlier resignation or removal.

We are asking our shareholders to approve the following resolution regarding the ratification of the appointment of an independent registered public accounting firm of the Company for the financial year ending on December 31, 2020.

RESOLVED, that the shareholders of Orion Engineered Carbons S.A. (the “Company”) hereby ratifies the appointment of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft as the independent registered public accounting firm of the Company for all matters not required by Luxembourg law during the fiscal year ending on December 31, 2020.

Required Vote

Resolutions at the Annual General Meeting of Shareholders are adopted by a simple majority of the votes validly cast, regardless of the proportion of the issued share capital of the Company present or represented at such meeting. Abstentions and nil votes will not be taken into account.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG GMBH WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

53

Independent Registered Public Accounting Firm Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft for fiscal year 2019.

($ in thousands)	2019	2018
Audit Fees(1)	$2,318	$3,498
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	524	503
Total	$2,842	$4,001

(1)	Audit Fees include the annual audit and services related to the review of quarterly financial information and the issuance of consents in connection with various securities offerings and filings with the SEC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

It is our Audit Committee’s policy to pre-approve all audit, audit-related and permissible non-audit services rendered to us by our independent registered public accounting firm. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Ernst & Young were pre-approved by our Audit Committee.

The report of Ernst & Young relating to our 2019 consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Moreover, during the fiscal year ended December 31, 2019, there were no (i) disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused either Ernst & Young to make reference to the subject matter of the disagreement(s) in connection with their reports on the consolidated financial statements of Orion Engineered Carbons S.A. or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

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ADDITIONAL INFORMATION

One or more Shareholders of record holding at least 10% of the outstanding Common Shares (excluding, for the avoidance of doubt, any Common Shares repurchased by the Company) may add items to the agenda of the Annual General Meeting, including a resolution to appoint a director of the Company, provided that each such item is accompanied by a justification or a draft resolution to be adopted in the Annual General Meeting.

Shareholder Proposals and Nominations for Director for the 2021 Annual General Meeting of Shareholders

Shareholder proposals intended for inclusion in next year’s proxy materials related to the 2021 annual general meeting of shareholders (the “2021 Annual General Meeting”) pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices on or before December 30, 2020, or if the date of the 2021 Annual General Meeting has been changed by more than 30 days from the date of the Annual General Meeting (i.e., June 30), then the deadline is a reasonable time before the Company begins to print and send its proxy materials related to the 2021 Annual General Meeting. In addition, one or more shareholders representing at least ten percent (10%) of our Common Shares outstanding may submit written proposals to the Company for inclusion on the agenda for the 2021 Annual General Meeting if such written proposals are received by the Company at least 5 business days before our the 2021 Annual General Meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Articles of Association describe the requirements for submitting proposals at the annual general meeting. The notice must be given in the manner and must include the information and representations required by our Articles of Association.

According to the Company’s articles of association, a General Meeting of Shareholders must be convened by the Board of Directors, upon request in writing indicating the agenda, addressed to the Board of Directors by one or several shareholders representing at least ten percent (10%) of the Company’s issued share capital. In such case, a General Meeting of Shareholders must be convened and shall be held within a period of one (1) month from receipt of such request by the Board of Directors at the Company’s registered office by registered mail.

Householding

The SEC’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials or proxy materials, you can request them from Investor Relations by phone at (832) 589-2285, or by or using the internet (https://investor.orioncarbons.com/). You may also send a written request for Proxy Materials to Investor Relations, Orion Engineered Carbons S.A., 4501 Magnolia Cove Drive, Suite 106, Kingwood, TX 77345.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials or proxy materials for your household, please contact Investor Relations at the above phone number.

Other Matters

We do not know of any matters other than those stated above which are to be brought before the Annual General Meeting. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.

Obtaining Copies of the Company’s 2019 Annual Report

Shareholders of the Company may obtain, without charge, a copy of the Company’s annual stand-alone account in accordance with the principles generally accepted in Luxembourg and consolidated financial statements in accordance with the principles generally accepted in the United States as well as the report on Form 10-K for the fiscal year ended December 31, 2019 by sending a written request for the 2019 annual report to Investor Relations, Orion Engineered Carbons S.A., 4501 Magnolia Cove Drive, Suite 106, Kingwood, TX 77345.

55

ANNEX A: Non-US GAAP Measures

Adjusted EBITDA and Net Working Capital

We use Adjusted EBITDA and Net Working Capital as internal measures of performance to benchmark and compare performance among our own operations. We use these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of our business. We believe these measures are useful measures of financial performance in addition to consolidated net income for the period, income from operations (EBIT) and other profitability measures under GAAP because they facilitate operating performance comparisons from period to period and company to company. By eliminating potential differences in results of operations between periods or companies caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures and taxation positions or regimes, we believe that Adjusted EBITDA can provide a useful additional basis for comparing the current performance of the underlying operations being evaluated. For these reasons, we believe EBITDA-based measures are often used by the investment community as a means of comparison of companies in our industry.

In addition, management uses these measures to evaluate operating performance, and our incentive compensation plan bases incentive compensation payments on Net Working Capital and valuation of PSU awards on Adjusted EBITDA, along with other factors.

Different companies and analysts may calculate measures based on EBITDA and working capital differently, so making comparisons among companies on this basis should be done carefully. Adjusted EBITDA and Net Working Capital are not measures of performance under GAAP and should not be considered in isolation or construed as substitutes for revenue, consolidated net income for the period, income from operations (EBIT), gross profit and other GAAP measures as an indicator of our operations in accordance with GAAP.

Net Working Capital (Non-US GAAP Financial Measure)

We define Net Working Capital as the total of inventories and current trade receivables, less trade payables. Net Working Capital is a non-US GAAP financial measure, and other companies may use a similarly titled financial measure that is calculated differently from the way we calculate Net Working Capital. The following tables set forth the principal components of our Net Working Capital as of the dates indicated.

Year Ended December 31,
2019
(In millions)
Inventories	$164.8
Trade receivables	$212.6
Trade payables	$(156.3)
Net working capital	$221.1

Our Net Working Capital position can vary significantly from month to month, mainly due to fluctuations in oil prices and receipts of carbon black oil shipments. In general, increases in the cost of raw materials lead to an increase in our Net Working Capital requirements, as our inventories and trade receivables increase as a result of higher carbon black oil prices and related sales levels. These increases are partially offset by related increases in trade payables. Due to the quantity of carbon black oil that we typically keep in stock, such increases in Net Working Capital occur gradually over a period of two to three months. Conversely, decreases in the cost of raw materials lead to a decrease in our Net Working Capital requirements over the same period of time. Based on 2019 Net Working Capital requirements, we estimate that a $10 per barrel movement in the Brent crude oil price correlates to a movement in our Net Working Capital of approximately $27 million to $30 million within about a two to three month period. In times of relatively stable oil prices, the effects on our Net Working Capital levels are less significant and Net Working Capital swings increase in an environment of high price volatility.

Adjusted EBITDA (Non-US GAAP Financial Measure)

We define Adjusted EBITDA as income from operations (EBIT) before depreciation and amortization, adjusted for acquisition related expenses, restructuring expenses, consulting fees related to Company strategy, share of profit or loss of joint venture and certain other items. Adjusted EBITDA is used by our management to evaluate our operating performance and make decisions regarding allocation of capital because it excludes the effects of items that have less bearing on the performance of our underlying core business.

56

Our use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are: (a) although Adjusted EBITDA excludes the impact of depreciation and amortization, the assets being depreciated and amortized may have to be replaced in the future and thus the cost of replacing assets or acquiring new assets, which will affect our operating results over time, is not reflected; (b) Adjusted EBITDA does not reflect interest or certain other costs that we will continue to incur over time and will adversely affect our profit or loss, which is the ultimate measure of our financial performance and (c) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently. Because of these and other limitations, Adjusted EBITDA should be considered alongside our other GAAP-based financial performance measures, such as revenue, consolidated net income for the period or income from operations (EBIT).

The following table presents a reconciliation of Adjusted EBITDA to consolidated net income for the year ended December 31, 2019:

Net income	$86.9
Add back income tax expense	33.2
Add back equity in earnings of affiliated companies, net of tax	(0.60)
Income from operations before income taxes and equity in earnings of affiliated companies	119.6
Add back interest and other financial expense, net	27.6
Reclassification of actuarial losses from AOCI	—
Earnings before income taxes and finance income/costs	147.2
Add back depreciation, amortization and impairment of intangible assets and property, plant and equipment	96.7
EBITDA	243.9
Equity in earnings of affiliated companies, net of tax	0.6
Restructuring expenses/(income)(1)	3.6
Consulting fees related to Company strategy(2)	3
Long-term incentive plan	9.4
Other adjustments(3)	6.8
Adjusted EBITDA	$267.3
Thereof Adjusted EBITDA Specialty Carbon Black	$122.2
Thereof Adjusted EBITDA Rubber Carbon Black	$145.2

(1)	Restructuring expenses for the year ended December 31, 2019 are related to our strategic realignment of our worldwide Rubber footprint.

(2)	Consulting fees related to the Orion strategy include external consulting for establishing and executing Company strategies relating to Rubber footprint realignment, conversion to U.S. dollar and U.S. GAAP, as well as costs relating to our assessment of feasibility for inclusion in certain U.S. indices.

(3)	Other adjustments (from items with less bearing on the underlying performance of the Company’s core business) in the period ended December 31, 2019 relate to an amount of $2.9 million in non-income tax expense incurred during the construction phase of an asset. The asset under construction is expected to qualify for certain non-income tax credits once operational, since such credits were applied to the predecessor machine. This tax disadvantage cannot be capitalized as part of the project’s capital expenditure. The remainder of other adjustments include in particular costs to meet the EPA requirements of $2.3 million.

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PROXY CARD

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ORION ENGINEERED CARBONS S.A.

June 30, 2020

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL GENERAL MEETING:

The Notice of Meeting and proxy card

are available at http://www.orioncarbons.com

Read the Proxy Statement and have the voting instruction form below at hand.

Please note that the telephone and Internet voting turns off at 11:59 p.m. CET on June 24, 2020.

Vote by Internet:   [www.proxydocs.com/OEC]

Vote by Phone:   [1-800-454-8683]

Vote by Mail: Use the envelope enclosed

â Please detach along perforated line and mail in the envelope provided if within the United States. â

■ 00033330303330000000 7                                                                                                                                 041618

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 and 4 THROUGH 11, A VOTE “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND A VOTE FOR “1 YEAR” ON PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Please mark, sign and date your proxy card and return it in the postage-paid (when mailed in the United States) envelope we have provided or return it to Operations Center, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219-9821 in a separate envelope, postage prepaid. Proxy cards must be received by American Stock Transfer & Trust Company, by no later than 11:59 P.M. Central European Time on June 24, 2020.

	FOR	AGAINST	ABSTAIN
1. Election of the director nominees each for a term ending on the date of the annual general meeting of shareholders of the Company called to approve the annual accounts of the Company for the financial year ending on December 31, 2020:
i. Ms. Kerry Galvin	☐	☐	☐
ii. Mr. Paul Huck	☐	☐	☐
iii. Ms. Mary Lindsey	☐	☐	☐
iv. Mr. Didier Miraton	☐	☐	☐
v. Mr. Yi Hiyon Paik	☐	☐	☐
vi. Mr. Corning F. Painter	☐	☐	☐
vii. Mr. Dan F. Smith	☐	☐	☐
viii. Mr. Hans-Dietrich Winkaus	☐	☐	☐
ix. Mr. Michel Wurth	☐	☐	☐
2. Approval, on a non-binding advisory basis, of the compensation paid to Company’s named executive officers for 2019 (Say-on-Pay vote) as disclosed in the accompanying proxy statement.	☐	☐	☐

	1 YEARS	2 YEARS	3 YEARS	ABSTAIN
3. Recommendation, on a non-binding advisory basis, of the frequency of future Say-on-Pay votes. Every:	☐	☐	☐	☐

			FOR	AGAINST	ABSTAIN
		4. Approval of the compensation that shall be paid to the Board of Directors of the Company for the period commencing on January 1, 2020 and ending on December 31, 2020.	☐	☐	☐
		5. Approval of the annual accounts of the Company for the financial year ended on December 31, 2019.	☐	☐	☐
		6. Approval of the consolidated financial statements of the Company for the financial year ended on December 31, 2019.	☐	☐	☐
		7. Allocation of results, approval of the payment by the Company of the interim dividends in the amount of $48,034,813.00 during the financial year that ended on December 31, 2019 (the “Interim Dividends”), which include (a) $11,903,699.60 paid on March 29, 2019, (b) $12,042,441.60 paid on June 30, 2019, (c) $12,042,441.60 paid on September 30, 2019, and (d) $12,046,230.20 paid on December 30, 2019.	☐	☐	☐
		8. Discharge of the current members of the Board of Directors of the Company for the performance of their mandates during the financial year that ended on December 31, 2019.	☐	☐	☐
		9. Discharge of the independent auditor of the Company, Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé for the financial year that ended on December 31, 2019.	☐	☐	☐
		10. Appointment of Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé to be the Company’s independent auditor (Réviseur d’Entreprises) for all statutory accounts required by Luxembourg law for the financial year ending on December 31, 2020.	☐	☐	☐
		11. Ratification of the appointment of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft to be the Company’s independent registered public accounting firm for all matters not required by Luxembourg law during the fiscal year ending on December 31, 2020.	☐	☐	☐
This proxy, when properly executed and timely received, will be voted in the manner directed herein. If no instructions are given on this proxy card, then the undersigned shall be deemed to have voted all the Common Shares represented by this proxy card FOR items 2, 4-11, FOR all director nominees in item 1 and 1 YEAR for item 3.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■	■

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☐ ■

ORION ENGINEERED CARBONS S.A.

Proxy for Annual General Meeting of Shareholders on June 30, 2020

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Marc Jean Pierre Faber, Kerry A. Galvin, Dan F. Smith, Christian Eggert and Carsten Opitz, and each of them, as proxies of the undersigned, each with full power of substitution and power to act alone, to represent and vote as designated on the reverse side, all of the common shares, no par value (the “Common Shares”) of Orion Engineered Carbons S.A. (the “Company”), held of record by the undersigned as of 11:59 P.M. Central European Time on April 23, 2020, at the Annual General Meeting of Shareholders of the Company to be held in Luxembourg, Grand Duchy of Luxembourg, at 2:00 P.M. Central European Time on June 30, 2020 and at any adjournments or postponements thereof. This proxy is governed by Luxembourg law. Any disputes arising out of or in connection with this proxy shall be submitted exclusively to the courts of the city of Luxembourg, Grand Duchy of Luxembourg.

(Continued and to be signed on the reverse side.)

■ 1.1	14475 ■
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